IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: THQ INC., et al., Debtors.[1]	Chapter 11 Case No. 12-13398 (MFW) (Jointly Administered)

SECOND AMENDED CHAPTER 11 PLAN OF LIQUIDATION OF THQ INC. AND ITS AFFILIATED DEBTORS

Dated: Wilmington, Delaware
July 16, 2013
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael R. Nestor (No. 3526)
M. Blake Cleary (No. 3614)
Jaime Luton Chapman (No. 4936)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
-and-
Oscar Garza (Ca No. 149790)
Jeffrey C. Krause (Ca No. 94053)
GIBSON, DUNN & CRUTCHER LLP
333 South Grand Avenue
Los Angeles, California 90071-1512
Telephone: (213) 229-7000
Facsimile: (213) 229-7520
Counsel for the Debtors and Debtors in Possession

[1]
The Debtors in these chapter 11 cases and the last four digits of each Debtor's taxpayer identification number are as follows: THQ Inc. (1686); THQ Digital Studios Phoenix, Inc. (1056); THQ Wireless Inc. (7991); Volition, Inc. (4944); and Vigil Games, Inc. (8651). The Debtors' principal offices are located at 29903 Agoura Road, Agoura Hills, CA 91301.

101465376.19

TABLE OF CONTENTS
Page
INTRODUCTION
Article I.
DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions

A.	Definitions
	1.01	2002 List	1
	1.02	Ad Hoc Committee	1
	1.03	Administrative Claim	1
	1.04	Administrative Claim Bar Date	2
	1.05	Administrative Claim Objection Deadline	2
	1.06	Administrative Claims Reserve	2
	1.07	Administrative Tax Claim	2
	1.08	Allowed	2
	1.09	Allowed Class“**” Claim	3
	1.10	Allowed Class 8 Equity Interest	3
	1.11	Assets	3
	1.12	Available Cash	3
	1.13	Avoidance Actions	3
	1.14	Ballot	3
	1.15	Bankruptcy Code	3
	1.16	Bankruptcy Court	4
	1.17	Bankruptcy Rules	4
	1.18	Bar Date	4
	1.19	Bar Date Order	4
	1.20	Business Day	4
	1.21	Cash	4
	1.22	Causes of Action	4
	1.23	Chapter 11 Cases	4
	1.24	Claim	5
	1.25	Claims and Noticing Agent	5
	1.26	Claim Objection Deadline	5
	1.27	Class	5
	1.28	Clearlake	5
	1.29	Collateral	5
	1.30	Committee	5
	1.31	Confirmation	5
	1.32	Confirmation	5
	1.33	Confirmation Hearing Date	5

01:13642963.4
i

TABLE OF CONTENTS (continued)
Page

01:13642963.4

1.34	Confirmation Hearing	5
1.35	Confirmation Order	5
1.36	Convenience Claim	6
1.37	Convertible Notes	6
1.38	Convertible Notes Claims	6
1.39	Convertible Notes Indenture	6
1.40	Convertible Notes Indenture Trustee	6
1.41	Convertible Notes Indenture Trustee Charging Lien	6
1.42	Convertible Notes Indenture Trustee Fee	6
1.43	Creditor	6
1.44	Cure Notice	6
1.45	Debtors	7
1.46	Derivative Actions	7
1.47	DIP Credit Agreement	7
1.48	DIP Facility Documents	7
1.49	Disclosure Statement	7
1.50	Disclosure Statement Hearing	7
1.51	Disclosure Statement Hearing Date	7
1.52	Disclosure Statement Order	7
1.53	Disputed	7
1.54	Disputed Interim Distributions Reserve	8
1.55	Distribution	8
1.56	Distribution Record Date	8
1.57	DTC	8
1.58	Effective Date	8
1.59	Equity Interest	8
1.60	Estate	8
1.61	Exculpated Parties	8
1.62	Final DIP Order	8
1.63	Final Order	9
1.64	First Administrative Claim Bar Date	9
1.65	First Administrative Claim Bar Date Order	9
1.66	First Covered Period	9
1.67	General Unsecured Claim	9
1.68	Governmental Authority	9
1.69	Holder	10
1.70	Impaired	10
1.71	Initial Class 5 Distribution	10
1.72	Interim Distributions	10
1.73	IRS	10
1.74	Lien	10
1.75	Litigation Trust	10

01:13642963.4

TABLE OF CONTENTS (continued)
Page

01:13642963.4

1.76	Litigation Trust Agreement	10
1.77	Litigation Trust Beneficial Interest	10
1.78	Litigation Trust Beneficiary	10
1.79	Litigation Trustee	11
1.80	Litigation Trustee Disclosures	11
1.81	Management Release	11
1.82	Net Proceeds	11
1.83	Operating Reserve	11
1.84	Order	11
1.85	Ordinary Course Administrative Claim	11
1.86	Other Secured Claim	12
1.87	Penalty Claim	12
1.88	Petition Date	12
1.89	Plan	12
1.90	Plan Documents	12
1.91	Plan Supplement	12
1.92	Post-Effective Date Expenses	12
1.93	Postpetition	13
1.94	Post-Effective Date Interest	13
1.95	Priority/Convenience Claims Reserve	13
1.96	Priority Claims	13
1.97	Priority Non-Tax Claim	13
1.98	Priority Tax Claim	13
1.99	Professional Fee Claim	13
1.100	Professionals	13
1.101	Pro Rata	14
1.102	Record Date	14
1.103	Released Party	14
1.104	Reserves	14
1.105	Revested Assets	14
1.106	Schedules	14
1.107	Second Covered Period	14
1.108	Secured Claim	15
1.109	Secured Claims Reserve	15
1.110	Secured Credit Facility	15
1.111	Secured Credit Facility Claim	15
1.112	Secured Tax Claim	15
1.113	Securities Law Claim	15
1.114	Stock Trust	16
1.115	Stock Trust Agreement	16
1.116	Stock Trust Beneficial Interest	16
1.117	Stock Trust Beneficiary	16

01:13642963.4

TABLE OF CONTENTS (continued)
Page

01:13642963.4

	1.118	Stock Trustee	16
	1.119	Stock Trustee Disclosures	16
	1.120	Subordinated Claim	16
	1.121	Tax	17
	1.122	THQ Phoenix	17
	1.123	THQI	17
	1.124	THQ Wireless	17
	1.125	Trust Agreements	17
	1.126	Unclassified Claim	17
	1.127	Undeliverable Distributions Reserve	17
	1.128	U.S. Trustee	17
	1.129	U.S. Trustee Fees	17
	1.130	Vigil	17
	1.131	Volition	18
	1.132	Voting Deadline	18
	1.133	Voting Record Date	18
	1.134	WFCF	18

B.	Interpretation; Application of Definitions and Rules of Construction		18

C.	Appendices and Plan Documents		19
Article II.
ALLOWANCE AND TREATMENT OF ADMINISTRATIVE CLAIMS
AND PRIORITY TAX CLAIMS

A.	Administrative Claims and Priority Tax Claims		16
	2.01	Administrative Claims	16
	2.02	Administrative Claim Bar Date	17
	2.03	Administrative Claim Objection Deadlin	17
	2.04	U.S. Trustee Fees	17
	2.05	Professional Fee Claims	18
	2.06	Priority Tax Claims	18
Article III.
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

01:13642963.4

TABLE OF CONTENTS (continued)
Page

01:13642963.4

Article IV.
TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.01	CLASS 1 – SECURED TAX CLAIMS	20
4.02	CLASS 2 – OTHER SECURED CLAIMS	20
4.03	CLASS 3 - PRIORITY NON-TAX CLAIMS	21
4.04	CLASS 4 – CONVENIENCE CLAIMS	21
4.05	CLASS 5 – GENERAL UNSECURED CLAIMS	21
4.06	CLASS 6 – SUBORDINATED CLAIMS	22
4.07	CLASS 7 – SECURITIES LAW CLAIMS	22
4.08	CLASS 8 - EQUITY INTERESTS	23
Article V.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.01	Rejection or Assumption and Retention or Assignment	23
5.02	Cure of Defaults	24
5.03	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan	25
Article VI.
IMPLEMENTATION OF THE PLAN

6.01	Substantive Consolidation of the Debtors	25
6.02	Implementation of the Plan	26
6.03	Conditions to Confirmation	26
6.04	Conditions to Plan Effectiveness	26
6.05	Waiver of Conditions	27
6.06	Actions on the Effective Date	27
6.07	Corporate Action	27
6.08	Approval of Plan Documents	28
6.09	Good Faith	28
6.10	Binding Effect	28
6.11	Revesting of Assets in THQI.	28
6.12	THQI Shall Be Authorized Representative of the Estates	28
6.13	Stock Trust	29
6.14	Litigation Trust	30
6.15	Protection Against Liability of the Stock Trustee and the Litigation Trustee	32

01:13642963.4
v

TABLE OF CONTENTS (continued)
Page

01:13642963.4

Article VII.
PROVISIONS REGARDING VOTING UNDER THE PLAN

7.01	Nonconsensual Confirmation	33
7.02	Elimination of Vacant Classes	33
7.03	Voting Classes	33
Article VIII.
PROVISIONS REGARDING DISTRIBUTIONS
AND RESERVES UNDER THE PLAN

8.01	Cash Distributions	33
8.02	Setoffs and Recoupments	33
8.03	No De Minimis Distributions	34
8.04	Fractional Cents	34
8.05	No Distributions With Respect to Any Claim Until That Claim Is an Allowed Claim	34
8.06	Undeliverable or Unclaimed Distributions	34
8.07	Negotiation of Checks	35
8.08	Record Dates	35
8.09	Allocation of Plan Distributions Between Principal and Interest	35
8.10	Sequence of Payments	36
8.11	Withholding and Reporting Requirements	36
8.12	Claims Register	37
8.13	Reserves	37
8.14	Interim Distributions	39
8.15	Calculation for Interim Distributions	39
8.16	Deposits Into Disputed Interim Distributions Reserve	39
8.17	Final Distribution	40
8.18	Distribution of Post-Effective Date Interest	40
8.19	Maximum Amount of Distributions	40
8.20	No Recourse	40
8.21	Satisfaction of Claims and Equity Interests	40
8.22	Distributions to Holders of the Convertible Notes Claims	41
8.23	Delivery and Surrender of the Convertible Notes	41
8.24	Lost or Stolen Notes	41
8.25	Additional Fees and Expenses of the Convertible Notes Indenture Trustee	41

01:13642963.4

TABLE OF CONTENTS (continued)
Page

01:13642963.4

Article IX.
LITIGATION AND DISPUTED CLAIMS

9.01	Preservation of Causes of Action And Derivative Actions	42
9.02	No Waiver	43
9.03	Late-Filed Claims	43
9.04	Amendments to Claims	43
9.05	Objections to and Resolution of Disputed Claims	44
9.06	Convertible Notes Indenture Trustee as Claim Holder	44
Article X.
CORPORATE GOVERNANCE AND
MANAGEMENT OF THE DEBTORS

10.01	Post-Effective Date Corporate Existence	44
10.02	Corporate Action	44
10.03	Officers and Boards of Directors	45
10.04	Cancellation of Existing Securities and Agreements	45
Article XI.
OTHER PLAN PROVISIONS

11.01	Discharge of the Debtors	45
11.02	Management Release by the Debtors	45
11.03	Term of Pre-Confirmation Injunctions or Stays	45
11.04	Injunction Against Interference with Plan	46
11.05	Injunction	46
11.06	Exculpation and Limitation of Liability for Postpetition Conduct	47
11.07	Debtors’ Release	47
11.08	Injunction Related to Release and Exculpation	47
11.09	Release of Liens and Encumbrances	47
11.10	Preservation and Application of Insurance	48
11.11	Indemnification	48
11.12	Satisfaction of Subordination Rights	48
11.13	No Admissions	49
11.14	Withdrawal of Plan	49
11.15	Waiver of Bankruptcy Rule 3020(e) Stay	49
Article XII.
RETENTION OF JURISDICTION

12.01	Scope of Bankruptcy Court Jurisdiction	49

01:13642963.4

TABLE OF CONTENTS (continued)
Page

01:13642963.4

Article XIII.
MISCELLANEOUS PROVISIONS

13.01	Critical Vendor and Other Payments	51
13.02	Effectuating Documents and Further Transactions	51
13.03	Exemption from Transfer Taxes	51
13.04	Retention of the Claims and Noticing Agent	51
13.05	Access	52
13.06	Statutory Fees and Post-Effective Date Reports	52
13.07	Amendment or Modification of the Plan	52
13.08	Confirmation Order	52
13.09	Severability	53
13.10	Expedited Tax Determination	53
13.11	Governing Law	53
13.12	Exhibits/Schedules	53
13.13	2002 List	53
13.14	Dissolution of the Committee	53
13.15	Entry of a Final Decree	54
13.16	Notices	54
Article XIV.
RECOMMENDATIONS AND CONCLUSION

14.01	Recommendation of the Debtors	55

01:13642963.4

INTRODUCTION
An overview of the Plan is set forth in the Disclosure Statement. Parties should review the Plan and Disclosure Statement carefully. THQ Inc. and the other debtors and debtors in possession in the above-captioned cases propose the following liquidating chapter 11 plan. The objectives of the Plan are to effect the substantive consolidation of the Debtors and provide a mechanism for the prompt liquidation of the Causes of Action and other remaining Assets of the Debtors, and distribution of the proceeds thereof to Holders of Allowed Claims. The Plan divides Creditors and Equity Interest Holders of the Debtors into Classes based on their legal rights and interests. Holders of Allowed General Unsecured Claims against the Debtors, which will be substantively consolidated with THQI, will be entitled to Pro Rata Distributions from the Net Proceeds. The Holders of Allowed Convenience Claims against the Debtors will receive a cash payment equal to 30% multiplied by the lesser of (a) $10,000 and (b) the amount of such Allowed Convenience Claim, unless such a Holder elects treatment as Holder of an Allowed General Unsecured Claim. The current Equity Interest Holders of the Debtors retain a beneficial interest in a single share issued to the Stock Trust upon cancellation of the Debtors’ stock. Holders of Allowed Equity Interests and Allowed Securities Law Claims will receive distributions only if all other Creditors are paid in full.
Reference is made to the Disclosure Statement for a summary and analysis of the Plan, and certain related matters including, among other things, certain tax matters related to the consideration to be issued and/or distributed under this Plan. Parties are encouraged to read the Plan and the Disclosure Statement and their respective exhibits and schedules in their entirety before voting to accept or reject the Plan. No materials other than the Disclosure Statement and the respective schedules and exhibits attached thereto and referenced therein have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan. The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan.
ARTICLE I.
DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions. As used herein, the following terms have the respective meanings specified below:
1.01    2002 List
1.01    means the list defined in section 13.14.
1.02    Ad Hoc Committee
2.01    means the Postpetition ad hoc committee of certain holders of the Convertible Notes.
1.03    Administrative Claim
3.01    means a claim for administrative costs or expenses that is allowable under

01:13642963.4

section 503(b) of the Bankruptcy Code or for U.S. Trustee Fees. These costs or expenses include: (a) actual, necessary costs and expenses of preserving the Estates after the Petition Date; (b) Ordinary Course Administrative Claims; (c) Professional Fee Claims; and (d) Administrative Tax Claims.
1.04    Administrative Claim Bar Date
4.01    means, with respect to Administrative Claims relating to or arising out of the Second Covered Period or otherwise not subject to the First Administrative Claim Bar Date Order, the date that is twenty (20) days after the Effective Date, or, if such date is not a Business Day, the next Business Day thereafter, or such other date as may be set by the Bankruptcy Court in the Confirmation Order; provided, however, that the Administrative Claim Bar Date is the date set for (i) Professional Fee Claims as set forth in section 2.06, (ii) U.S. Trustee Fees as set forth in section 2.05, and (iii) Ordinary Course Administrative Claims as set forth in section 2.02.
1.05    Administrative Claim Objection Deadline
means the deadline set forth in section 2.04.
1.06    Administrative Claims Reserve
means the reserve of Cash established and maintained by THQI in the estimated amount necessary to pay in full all Administrative Claims that are outstanding as of the Effective Date, including Professional Fee Claims and Ordinary Course Administrative Claims. Before the Effective Date, the Debtors shall determine the estimated amount necessary to fund the Administrative Claims Reserve and, after the Effective Date, THQI shall determine any supplemental amounts needed to fund the Administrative Claims Reserve.
1.07    Administrative Tax Claim
means a Claim other than an Allowed Secured Tax Claim, which Claim is entitled to priority and allowable under section 503(b) of the Bankruptcy Code.
1.08    Allowed
means, with reference to any Claim or Administrative Claim against the Debtors: (i) any Claim that has been listed by the Debtors in their respective Schedules, as such Schedules have been or may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed; provided, however, that any such Claim listed in the Schedules, or portion of such Claim, that has been paid, satisfied or released during the Chapter 11 Cases shall not be considered an Allowed Claim; (ii) any Claim or Administrative Claim allowed pursuant to the Plan; (iii) after the deadline for objecting to Claims has passed, any Claim or Administrative Claim that is not Disputed, provided, however, that a Claim shall not be Allowed prior to the deadline for objecting if the Claim proof of which was filed is not included in the Schedules or is filed in a different amount than is set forth in the Schedules; (iv) any Claim or Administrative Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court or under the Plan; or (v) any Claim or Administrative Claim that has been allowed by Final Order. Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an Order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder. Unless otherwise specified herein or by Order

01:13642963.4

of the Bankruptcy Court, “Allowed Administrative Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Claim or Claim from and after the Petition Date. An Allowed Claim shall be net of any setoff or recoupment amount of any Claim that may be asserted by any Debtor against the Holder of such Claim, which amount shall be deemed setoff or recouped pursuant to the terms of the Plan.
1.09    Allowed Class“**” Claim
5.01    means an Allowed Claim classified in the specified Class.
1.10    Allowed Class 8 Equity Interest
6.01    means an Allowed Equity Interest classified in Class 8.
1.11    Assets
7.01    means all assets of each Debtor’s Estate, including “property of the estate” under section 541 of the Bankruptcy Code.
1.12    Available Cash
8.01    means: (a) all Cash held by the Debtors, including Cash realized from the sale or other disposition of Revested Assets, recoveries from Causes of Action or from any other source, and the interest earned on such funds, including on any Reserves; less (b) the amount of Cash estimated for reserve by THQI, the Stock Trustee and the Litigation Trustee to: (y) make a Pro Rata Distribution on account of all the unpaid Allowed Claims; and (z) fund and maintain all Reserves, including adequate funds to pay projected Post-Effective Date Expenses and any other costs to carry out the provisions of the Plan, the Stock Trust Agreement and the Litigation Trust Agreement on and after the Effective Date.
1.13    Avoidance Actions
9.01    means an adversary proceeding, lawsuit, recovery action or other proceeding with respect to Causes of Action arising under, relating to, or similar to sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553 of the Bankruptcy Code, or any equitable subordination, fraudulent conveyance, fraudulent transfer, or preference laws, or any Cause of Action arising under, or relating to, any similar state law or federal law that constitutes property of the Debtors’ Estates under section 541 of the Bankruptcy Code, whether or not an action is initiated on or before the Effective Date, excluding any such Cause of Action that the Debtors have conveyed, released, or contractually agreed not to prosecute during the Chapter 11 Cases. Attached hereto as Exhibit 2 is a list of Causes of Action that the Debtors agreed not to prosecute as part of the sales during the Chapter 11 Cases.
1.14    Ballot
10.01    means the form distributed to each Holder of an Impaired Claim that is entitled to vote to accept or reject the Plan, on which is to be indicated acceptance or rejection of the Plan.
1.15    Bankruptcy Code
11.01    means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

01:13642963.4

1.16    Bankruptcy Court
12.01    means the United States Bankruptcy Court for the District of Delaware, or any other court exercising jurisdiction over the Chapter 11 Cases or any proceeding therein.
1.17    Bankruptcy Rules
13.01    means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any local rules of the Bankruptcy Court.
1.18    Bar Date
14.01    means any deadline for filing proofs of Claim and Administrative Claim request forms against a Debtor with respect to (i) Claims that arose on or prior to the Petition Date, or (ii) Administrative Claims, including Claims arising under section 503(b)(9) of the Bankruptcy Code, as established by an Order of the Bankruptcy Court.
1.19    Bar Date Order
15.01    means the Order entered by the Bankruptcy Court on March 1, 2013 [D.I. 429] approving Bar Dates with respect to Claims and form and manner of notices thereof.
1.20    Business Day
16.01    means any day other than a Saturday, Sunday, or a “legal holiday” as defined in Bankruptcy Rule 9006(a).
1.21    Cash
17.01    means legal tender of the United States of America and equivalents thereof.
1.22    Causes of Action
18.01    means any and all claims, demands, rights, actions, causes of action, and suits of the Debtors or the Estates, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, that the Debtors or the Estates have or assert or may have or assert against third parties, whether or not brought as of the Effective Date, and which have not been settled or otherwise resolved by Final Order as of the Effective Date, including: (a) rights of setoff, counterclaim, or recoupment; (b) claims on contracts or for breaches of duties imposed by law; (c) the right to object to Claims or Interests; (d) such claims and defenses as fraud, mistake, duress, and usury; (e) Avoidance Actions; (f) claims for Tax refunds; (g) claims to recover outstanding accounts receivable; (h) such claims and defenses as alter ego; and (i) any other claims which may be asserted against third parties; provided, however, that Causes of Action shall not include Derivative Actions.
1.23    Chapter 11 Cases
19.01    means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, which are being jointly administered under case caption In re THQ Inc., et al., Chapter 11 Case No. 12-13398 (MFW), and are currently pending before the Bankruptcy Court.

01:13642963.4

1.24    Claim
20.01    means “claim” as defined in Bankruptcy Code section 101(5).
1.25    Claims and Noticing Agent
21.01    means Kurtzman Carson Consultants, LLC, or any other person approved by the Bankruptcy Court, solely in its capacity to act as the Debtors’ claims and noticing agent pursuant to 28 U.S.C. § 156(c).
1.26    Claim Objection Deadline
22.01    means the deadline set forth in section 9.05.
1.27    Class
23.01    means a group of Claims or Equity Interests as set forth in Article III of the Plan.
1.28    Clearlake
24.01    means Clearlake Capital Partners III (Master), LP.
1.29    Collateral
25.01    means any property or interest in property of the Estates subject to a Lien that is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable federal, state, or international law.
1.30    Committee
means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as constituted from time to time.
1.31    Confirmation
26.01means entry by the Bankruptcy Court of the Confirmation Order.
1.32    Confirmation Date
27.01    means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Bankruptcy Court’s docket.
1.33    Confirmation Hearing Date
28.01    means the first date on which the Bankruptcy Court holds the Confirmation Hearing.
1.34    Confirmation Hearing
29.01    means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
1.35    Confirmation Order
30.01    means the Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

01:13642963.4

1.36    Convenience Claim
31.01    means any Allowed General Unsecured Claim against the Debtors that is (a) allowed in the amount of ten-thousand dollars ($10,000) or less, unless the Holder of such Claim elects treatment under Class 5 by an irrevocable written election by such Holder made on a timely delivered Ballot, or (b) allowed in an amount greater than ten-thousand dollars ($10,000) but which is reduced to ten-thousand dollars ($10,000) (x) by an irrevocable written election by the Holder of such Claim made on a timely delivered Ballot or (y) pursuant to a settlement agreement between the Debtor subject to such claim and the Holder of such Claim entered into after the Voting Deadline, but before the Effective Date; provided, however, that, for purposes of receiving treatment as a Convenience Claim, any Allowed Claim in excess of ten-thousand dollars ($10,000) may not be subdivided into multiple Allowed Claims of ten-thousand dollars ($10,000) or less.
1.37    Convertible Notes
32.01    means THQI’s 5.00% Convertible Senior Notes Due 2014.
1.38    Convertible Notes Claims
33.01    means any and all Claims against THQI arising from or relating to the Convertible Notes or the Convertible Notes Indenture.
1.39    Convertible Notes Indenture
34.01    means that certain Indenture dated as of August 4, 2009, by and between THQI and Union Bank, as indenture trustee, and all of the documents related thereto, each as amended, modified and supplemented from time to time.
1.40    Convertible Notes Indenture Trustee
35.01    means Wilmington Trust, National Association, solely in its capacity as the successor indenture trustee to Union Bank, N.A., the former indenture trustee under the Convertible Notes Indenture.
1.41    Convertible Notes Indenture Trustee Charging Lien
36.01    means any Lien or other priority in payment to which the Convertible Notes Indenture Trustee is entitled, pursuant to the Convertible Notes Indenture, and for payment of any Convertible Notes Indenture Trustee Fee, against any Distributions to be made to Holders of Convertible Notes Claims.
1.42    Convertible Notes Indenture Trustee Fee
37.01    means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Convertible Notes Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after the consummation of this Plan.
1.43    Creditor
38.01    means the Holder of a Claim against any of the Debtors.

01:13642963.4

1.44    Cure Notice
39.01    means the notice set forth in section 5.02(b).
1.45    Debtors
40.01    means THQI, THQ Phoenix, THQ Wireless, Vigil and Volition.
1.46    Derivative Actions
41.01    means the pending lawsuits filed by shareholders purportedly on a derivative basis for the benefit of and on behalf of THQI, which are listed in Exhibit 3 to the Plan. If the Litigation Trustee chooses to prosecute the Derivative Actions, the term shall also include any causes of action or claims for relief set forth in any amended complaint filed by the Litigation Trustee.
1.47    DIP Credit Agreement
42.01    means that certain Creditor Agreement (Debtor-in-Possession), dated as of December 18, 2012 (as amended and supplemented) by and among the THQ Inc., the Administrative Agent and Clearlake providing for senior secured postpetition financing in an aggregate principal amount not to exceed $37,500,000.
1.48    DIP Facility Documents
43.01    means collectively, the DIP Credit Agreement and the Final DIP Order.
1.49    Disclosure Statement
44.01    means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
1.50    Disclosure Statement Hearing
45.01    means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
1.51    Disclosure Statement Hearing Date
46.01    means the first date on which the Bankruptcy Court holds the Disclosure Statement Hearing.
1.52    Disclosure Statement Order
47.01    means the Order entered by the Bankruptcy Court approving the Disclosure Statement.
1.53    Disputed
48.01    means, with reference to any Claim or Administrative Claim, (i) any Claim or Administrative Claim proof of which was timely and properly filed, and which the dollar amount of such Claim or Administrative Claim is not specified in a fixed liquidated amount; (ii) any Claim or Administrative Claim proof of which was timely and properly filed, and which is disputed under the Plan or as to which the Debtors, the Committee or THQI have interposed a timely objection and/or request for estimation in accordance with section 502(c) of

01:13642963.4

the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order; (iii) any Claim or Administrative Claim, proof of which was required to be filed by Order of the Bankruptcy Court, but as to which a proof of claim was not timely and/or properly filed; (iv) any Claim that has been listed by the Debtors in their respective Schedules, as such Schedules have been or may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as unliquidated, disputed or contingent; and (v) any Claim for which an objection has been filed and/or an adversary proceeding has been commenced by the filing of a complaint seeking, among other things, entry of an Order disallowing and/or re-characterizing such Claim from debt to equity. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection and shall be deemed Allowed as to the portion for which no objection is made.
1.54    Disputed Interim Distributions Reserve
49.01    means the reserve of Cash established and maintained by THQI with respect to General Unsecured Claims that are not yet Allowed to provide for their Pro Rata share as and when THQI makes Interim Distributions.
1.55    Distribution
50.01    means any transfer under the Plan or Litigation Trust Agreement of Cash or other property to Holders of Allowed Claims or Allowed Equity Interests.
1.56    Distribution Record Date
means the Confirmation Hearing Date.
1.57    DTC
51.01    means The Depository Trust Company.
1.58    Effective Date
52.01    means the date the Plan becomes effective, as set forth in section 6.04.
1.59    Equity Interest
53.01    means any share of common or preferred stock or other instrument evidencing a membership and/or ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.
1.60    Estate
54.01    means each estate created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.
1.61    Exculpated Parties
55.01    means the parties set forth in section 11.06.
1.62    Final DIP Order
56.01    means that certain Final Order (I) Authorizing the Debtors to (A) Obtain

01:13642963.4

Postpetition Senior Secured Superpriority Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(c), 363(e), 364(c), 364(d)(1), 364(e) and 507 and (B) Utilize Cash Collateral of Certain Prepetition Secured Parties, (II) Authorizing the Repayment in Full of Amounts Owed under the Prepetition Senior Secured Revolving Credit Facility, (III) Granting Priming Liens, Priority Liens and Superpriority Claims to the DIP Lenders, (IV) Granting Adequate Protection to Certain Prepetition Secured Parties, and (V) Granting Related Relief [D.I. 143] entered by the Bankruptcy Court on January 11, 2013, as may be amended or supplemented from time to time.
1.63    Final Order
57.01    means an Order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors (on or prior to the Effective Date) or THQI (after the Effective Date), or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such Order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such Order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable law, may be filed with respect to such Order shall not cause such Order not to be a Final Order.
1.64    First Administrative Claim Bar Date
58.01    means the deadline established by the Bankruptcy Court for the filing of requests for payment of certain Administrative Claims arising in or during the First Covered Period.
1.65    First Administrative Claim Bar Date Order
59.01    means the Order entered by the Bankruptcy Court on April 2, 2013 [D.I. 544] establishing the First Administrative Claim Bar Date.
1.66    First Covered Period
60.01    means the period from the Petition Date through April 3, 2013.
1.67    General Unsecured Claim
61.01    means an unsecured non-priority Claim against a Debtor that is not an Administrative Claim, a Priority Claim, a Secured Claim or a Subordinated Claim.
1.68    Governmental Authority
62.01    means any federal, state, or local government or other political subdivision, department or agency thereof, including, without limitation, any person exercising executive, legislative, judicial, regulatory, or administrative governmental powers or functions.

01:13642963.4

1.69    Holder
63.01    means the holder of a Claim against or Equity Interest in the Debtors and, after the Effective Date, the holder of a Litigation Trust Beneficial Interest.
1.70    Impaired
64.01    means when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
1.71    Initial Class 5 Distribution
65.01    means the Distribution that will be made by THQI on the Effective Date or as soon thereafter as is practicable, in an amount equal to all Cash on hand minus the Cash to fund the Reserves established by THQI.
1.72    Interim Distributions
66.01    means payments made by THQI with respect to Claims, as provided in sections 8.14 to 8.16.
1.73    IRS
67.01    means the Internal Revenue Service.
1.74    Lien
68.01    means any mortgage, pledge, lien, encumbrance, charge, security interest, or other charge against or interest in property to secure payment of a debt or performance of an obligation.
1.75    Litigation Trust
69.01    means the uncertificated trust created pursuant to the Plan and the Litigation Trust Agreement. The Litigation Trust is to be organized and established as a trust for the benefit of the Holders of General Unsecured Claims and is intended to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d).
1.76    Litigation Trust Agreement
70.01    means the agreement governing, among other things, the retention and duties of the Litigation Trustee, as described in Article VI of the Plan, which shall be in form and substance reasonably satisfactory to the Debtors and the Committee and shall be filed in the Plan Supplement.
1.77    Litigation Trust Beneficial Interest
71.01    means a non-certificated, non-transferable beneficial interest in the Litigation Trust entitling the Holder thereof to Distributions from the Debtors as provided in the Plan, Confirmation Order, and Litigation Trust Agreement.
1.78    Litigation Trust Beneficiary
72.01    means, with respect to the Litigation Trust and in accordance with Treasury Regulation section 301.7701-4(d), each beneficiary of the Litigation Trust that receives a Litigation Trust Beneficial Interest in the Litigation Trust under the Plan and the Litigation

01:13642963.4

Trust Agreement, which will include all Holders of Allowed Class 5 Claims.
1.79    Litigation Trustee
73.01    means the trustee of the Litigation Trust, who has the powers and responsibilities set forth in the Plan, Confirmation Order, and Litigation Trust Agreement, or any successor trustee appointed pursuant to the Litigation Trust Agreement. The Committee shall select the Litigation Trustee, subject to approval by the Debtors, such approval not to be unreasonably withheld, and final approval by the Bankruptcy Court in the Confirmation Order. The person who serves as the Litigation Trustee shall also serve as the Stock Trustee.
1.80    Litigation Trustee Disclosures
74.01    means written disclosures to be filed with the Bankruptcy Court at least ten (10) Business Days prior to the Confirmation Hearing Date disclosing the identity of the Litigation Trustee, his, her, or its credentials, any and all relevant affiliations, connections, and actual or potential conflicts of interest, and the engagement agreement setting forth the terms of his, her, or its retention.
1.81    Management Release
75.01    means that certain General Release attached hereto as Exhibit 1.
1.82    Net Proceeds
76.01    means, as reasonably determined by THQI, all Cash including any interest thereon remaining in THQI after: (a) payment in full of: (i) all Allowed Administrative Claims; (ii) all Allowed Priority Claims; (iii) all Allowed Secured Claims; and (iv) all outstanding and due Post-Effective Date Expenses; (b) payment of the Distribution to Holders of Allowed Class 4 Claims; and (c) the maintenance of the Operating Reserve sufficient for all projected Post-Effective Date Expenses of THQI, the Stock Trust and the Litigation Trust until the later of the closing of the Chapter 11 Cases under section 350 of the Bankruptcy Code or the dissolution or termination of the Stock Trust and Litigation Trust.
1.83    Operating Reserve
77.01    means, with respect to THQI, the reserve of Cash established and maintained by THQI as reasonably determined by THQI after consultation with the Stock Trustee and the Litigation Trustee for the payment of all actual and projected Post-Effective Date Expenses.
1.84    Order
78.01    means any writ, judgment, decree, injunction, or order of any Governmental Authority (whether preliminary or final).
1.85    Ordinary Course Administrative Claim
79.01    means a Claim for an administrative cost or expense that is allowable under section 503(b) of the Bankruptcy Code that is incurred in the ordinary course of the Debtors’ operations or the Cases, or for which payment is authorized by a Final Order of the Bankruptcy Court.

01:13642963.4

1.86    Other Secured Claim
80.01    means a Secured Credit Facility Claim and any other Secured Claim except a Secured Tax Claim.
1.87    Penalty Claim
81.01    means a Claim for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages, arising before the Petition Date, to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the Holder of such Claim as set forth in section 726(a)(4) of the Bankruptcy Code.
1.88    Petition Date
82.01    means December 19, 2012, the date on which the Debtors filed their voluntary petitions commencing these Chapter 11 Cases.
1.89    Plan
83.01    means this chapter 11 liquidating plan, including the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time.
1.90    Plan Documents
84.01    means those documents necessary to effectuate the Plan following entry of the Confirmation Order, and to be contained in the Plan Supplement (which shall be subject to revision and modification prior to the Effective Date).
1.91    Plan Supplement
85.01    means the supplemental appendix to the Plan, to be filed on or prior to the date that is five (5) Business Days prior to the Voting Deadline, which will contain, as the case may be and to the extent applicable under the Plan as of the Confirmation Date, draft forms or signed copies, or the material terms, of the Stock Trust Agreement, the Litigation Trust Agreement and Schedule 5.01(a) containing the list of agreements, if any, to be assumed, in a form and substance reasonably satisfactory to the Debtors and the Committee.
1.92    Post-Effective Date Expenses
86.01    means all voluntary and involuntary costs, expenses, charges, obligations, or liabilities of any kind or nature, whether unmatured, contingent, or unliquidated incurred by THQI, the Stock Trust, the Stock Trustee, the Litigation Trust or the Litigation Trustee after the Effective Date related to the implementation of the Plan, the Stock Trust Agreement, the Litigation Trust Agreement and the administration of the Chapter 11 Cases, including, but not limited to: (a) the expenses of THQI, the Stock Trustee and the Litigation Trustee in connection with administering and implementing the Plan, including any Taxes incurred by THQI, the Stock Trustee or the Litigation Trust or that are imposed on or with respect to the Revested Assets and that accrued on or after the Effective Date; (b) all U.S. Trustee Fees for which the Debtors are liable which are due on or after the Effective Date; (c) the expenses of THQI in making the Distributions from the Revested Assets as required by the Plan, including paying Taxes, filing Tax returns, and paying professionals’ fees with respect to such Distributions; (d) the expenses incurred by THQI, the Stock Trust, the Stock Trustee, the Litigation Trust and the Litigation

01:13642963.4

Trustee relating to the administration and distribution of the Revested Assets and the Derivative Actions; (e) the expenses of the independent contractors and professionals (including, without limitation, attorneys, advisors, accountants, brokers, consultants, experts, professionals, and other persons) that are providing services to THQI, the Stock Trustee or the Litigation Trustee; (f) payment of statutory fees and Taxes required to be paid in connection with dissolving each of the former Debtors; (g) any compensation payable to the Stock Trustee to the Litigation Trustee, or to agents, professionals and consultants retained by THQI, the Stock Trustee or the Litigation Trustee, (h) the expenses related to the indemnity obligations, the purchase of errors and omissions insurance, and/or other forms of indemnification; and (i) the fees and expenses of the Claims and Noticing Agent for services rendered on or after the Effective Date.
1.93    Postpetition
87.01    means the time after the Petition Date.
1.94    Post-Effective Date Interest
88.01    means interest accrued on any Allowed General Unsecured Claim and Allowed Class 6 Claims from the Effective Date until the date of payment at such rate as the Court concludes is necessary to comply with the absolute priority rule under section 1129(b)(2).
1.95    Priority/Convenience Claims Reserve
89.01    means the reserve of Cash established and maintained by THQI for Distributions on Priority Claims and Convenience Claims that are or might become Allowed Claims.
1.96    Priority Claims
90.01    means Priority Non-Tax Claims and Priority Tax Claims.
1.97    Priority Non-Tax Claim
91.01    means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
1.98    Priority Tax Claim
92.01    means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
1.99    Professional Fee Claim
93.01    means: (a) a claim under section 327, 328, 330, 331, 503(b), 1103, or 1106 of the Bankruptcy Code for compensation for professional services rendered or expenses incurred before the Effective Date; or (b) a claim either under section 503(b)(4) of the Bankruptcy Code for compensation for professional services rendered or under section 503(b)(3)(D) of the Bankruptcy Code for expenses incurred before the Effective Date in making a substantial contribution in the Chapter 11 Cases.
1.100    Professionals
94.01    means those persons: (a) retained pursuant to an Order of the Bankruptcy Court in accordance with section 327, 1103, or 1106 of the Bankruptcy Code and to be

01:13642963.4

compensated for services rendered prior to the Effective Date pursuant to section 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 330 and 503(b)(2) of the Bankruptcy Code.
1.101    Pro Rata
95.01    means, for the purpose of Distributions on account of Allowed Claims and Allowed Equity Interests, to the extent applicable, a proportionate share such that the ratio of (a) the amount of consideration distributed on account of an Allowed Claim or an Allowed Equity Interest to (b) the amount of such Allowed Claim or Allowed Equity Interest is the same as the ratio of (y) the amount of consideration to be distributed on account of all Allowed Claims or Allowed Equity Interests to (z) the amount of all Allowed Claims or Allowed Equity Interests, illustrated as follows:

(a) Amount of consideration distributed to Holder of an Allowed Claim	=	(x) Total consideration available for Distribution to Holders of Allowed Claims
1.102    Record Date
96.01    means the date set forth in section 8.08.
1.103    Released Party
97.01    means the party set forth in section 11.07.
1.104    Reserves
98.01    means the Administrative Claims Reserve, the Priority/Convenience Claims Reserve, the Disputed Interim Distributions Reserve, the Operating Reserve, the Secured Claims Reserve, and the Undeliverable Distributions Reserve to be established by THQI.
1.105    Revested Assets
99.01    means all rights, title and interest in the Debtors’ assets as of the day prior to the Effective Date (other than Derivative Actions, which shall be transferred to the Litigation Trust), including, without limitation: (a) all Causes of Action belonging to any of the Debtors immediately before the Effective Date; (b) all Cash on hand on the Effective Date; (c) the Debtors’ equity interests or other ownership interests in non-Debtor affiliates; (d) the Debtors’ insurance policies; and (e) all rights to receive refunds or the return of deposits.
1.106    Schedules
100.01    means the schedules of assets and liabilities, the lists of Holders of Equity Interests, and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto filed with the Bankruptcy Court through and including the Confirmation Date.
1.107    Second Covered Period
101.01    means the period from and including the day following the last date of the First Covered Period through and including the Effective Date.

01:13642963.4

1.108    Secured Claim
102.01    means any Claim that is: (a) secured by a valid, perfected and enforceable lien on property in which the Estates have an interest and that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, to the extent of the value of the Claim Holder’s interest in such property as of the Confirmation Date; or (b) subject to setoff under section 553 of the Bankruptcy Code, or to the extent of the amount subject to setoff, each as determined pursuant to sections 506(a) and 1111(b) of the Bankruptcy Code. Secured Claims include Secured Tax Claims, Secured Credit Facility Claims and Other Secured Claims.
1.109    Secured Claims Reserve
103.01    means the reserve of Cash established and maintained by THQI for Cash Distributions on Secured Claims that are or might become Allowed Claims.
1.110    Secured Credit Facility
104.01    means that certain Credit Agreement, dated as of September 23, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among THQ Inc., certain other persons designated as “Loan Parties” thereunder, the lenders thereunder, and WFCF as agent and lender, and security agreements related thereto.
1.111    Secured Credit Facility Claim
105.01    means any Claim against the Debtors arising under or relating to the Secured Credit Facility.
1.112    Secured Tax Claim
106.01    means a Claim of a Governmental Authority for Taxes or related interest or penalties that is secured by a valid and unavoidable Lien against property in which any of the Estates has an interest or that is subject to setoff under section 553 of the Bankruptcy Code. A Claim is a Secured Tax Claim only to the extent of the value of the Claim Holder’s interest in the Collateral securing the Claim or to the extent of the amount subject to setoff, whichever is applicable, and as determined under section 506(a) of the Bankruptcy Code.
1.113    Securities Law Claim
107.01    means any Claim that is subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, the causes of action alleged in Zaghian vs. THQ Inc., et al., filed against THQI and Brian Farrell and Paul Pucino, executive officers of THQI, on June 15, 2012, in the United States District Court for the Central District of California, Southern Division, whether or not the subject of an existing lawsuit, (a) arising from rescission of a purchase or sale of any equity securities of any Debtor or an affiliate of any Debtor, (b) for damages arising from the purchase or sale of any such equity security, (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims, or (d) except as otherwise provided for in the Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including, without limitation (i) any prepetition indemnification, reimbursement or contribution obligations of the Debtors, pursuant to the Debtors’ corporate charters, by-laws, agreements entered into any

01:13642963.4

time prior to the Petition Date, or otherwise, and relating to Claims otherwise included in the foregoing clauses (a) through (c), and (ii) Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the sale of equity securities, or otherwise subject to section 510(b) of the Bankruptcy Code.
1.114    Stock Trust
108.01    means the uncertificated trust created pursuant to the Plan and the Stock Trust Agreement. The Stock Trust may be organized and established as a trust for the benefit of the Holders of Equity Interests and Securities Law Claims and is intended to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d).
1.115    Stock Trust Agreement
109.01    means the agreement governing, among other things, the retention and duties of the Stock Trustee, as described in Article VI of the Plan, which shall be in form and substance reasonably satisfactory to the Debtors and the Committee and shall be filed in the Plan Supplement.
1.116    Stock Trust Beneficial Interest
110.01    means a non-certificated, non-transferable beneficial interest in the Stock Trust, which shall own the sole outstanding share of THQI stock.
1.117    Stock Trust Beneficiary
111.01    means, with respect to the Stock Trust and in accordance with Treasury Regulation section 301.7701-4(d), each beneficiary of the Stock Trust that receives a Stock Trust Beneficial Interest under the Plan and the Stock Trust Agreement, which will include all Holders of Allowed Class 7 Claims and Allowed Class 8 Equity Interests.
1.118    Stock Trustee
112.01    means the trustee of the Stock Trust, who has the powers and responsibilities set forth in the Plan, Confirmation Order, and Stock Trust Agreement, or any successor trustee appointed pursuant to the Stock Trust Agreement. The Committee shall select the Stock Trustee, subject to approval by the Debtors, such approval not to be unreasonably withheld, and final approval by the Bankruptcy Court in the Confirmation Order. The person who serves as the Stock Trustee shall also serve as the Litigation Trustee.
1.119    Stock Trustee Disclosures
113.01    means written disclosures to be filed with the Bankruptcy Court at least ten (10) Business Days prior to the Confirmation Hearing Date disclosing the identity of the Stock Trustee, his, her, or its credentials, any and all relevant affiliations, connections, and actual or potential conflicts of interest, and the engagement agreement setting forth the terms of his, her, or its retention.
1.120    Subordinated Claim
114.01    means a Penalty Claim or Allowed Claim that is subordinated to General Unsecured Claims pursuant to section 510 of the Bankruptcy Code, other than a Securities Law Claim.

01:13642963.4

1.121    Tax
115.01    means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other person.
1.122    THQ Phoenix
116.01    means THQ Digital Studios Phoenix, Inc., the debtor and debtor in possession in Case No. 12-13399 (MFW).
1.123    THQI
117.01    means THQ Inc., the debtor and debtor in possession in Case No. 12-13398 (MFW) and, from and after the Effective Date through the completion of the liquidation, the revested debtors.
1.124    THQ Wireless
118.01    means THQ Wireless, Inc., the debtor and debtor in possession in Case No. 12-13400 (MFW).
1.125    Trust Agreements
119.01    means the Stock Trust Agreement and the Litigation Trust Agreement.
1.126    Unclassified Claim
120.01    means any Claim that is not assigned to a Class under the Plan.
1.127    Undeliverable Distributions Reserve
121.01    means the Reserve established and maintained by THQI for the purpose of holding undeliverable Distributions as provided in section 8.06.
1.128    U.S. Trustee
122.01    means the Office of the United States Trustee for the District of Delaware.
1.129    U.S. Trustee Fees
123.01    means all fees and charges assessed against the Estates by the U.S. Trustee and due pursuant to 28 U.S.C. § 1930(a)(6) or accrued interest thereon arising under 31 U.S.C. § 3717.
1.130    Vigil
124.01    means Vigil Games, Inc., the debtor and debtor in possession in Case No. 12-13402 (MFW).

01:13642963.4

1.131    Volition
125.01    means Volition, Inc., the debtor and debtor in possession in Case No. 12-13401 (MFW).
1.132    Voting Deadline
126.01    means the date specified in the Disclosure Statement, the Disclosure Statement Order, the ballots, or related solicitation documents approved by the Bankruptcy Court as the last date, as such date has been, and may be further, extended for Holders of Impaired Claims entitled to vote and to submit their ballots with respect to the Plan.
1.133    Voting Record Date
127.01    means the Disclosure Statement Hearing Date.
1.134    WFCF
128.01    means Wells Fargo Capital Finance, LLC.

B.	Interpretation; Application of Definitions and Rules of Construction.
i.    Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter.
ii.    Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective section in, article of, schedule to, or exhibit to, the Plan.
iii.    The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.
iv.    The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.
v.    A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code.
vi.    The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.
vii.    Except as otherwise provided in the Plan, Rule 9006(a) of the Bankruptcy Rules applies when determining any time period under the Plan.
viii.    The definition given to any term or provision in the Plan supersedes and controls over any different meaning that may be given to that term or provision in the Disclosure Statement. In the event of any conflict or inconsistency between the Plan and the Disclosure Statement, the Plan shall control. To the extent there is any inconsistency between any of the provisions of the Plan and any of the provisions contained in the Plan Documents to be entered

01:13642963.4

into as of the Effective Date, the Plan Documents shall control. In the event of any conflict or inconsistency between the Plan or Plan Documents and the Confirmation Order, the Confirmation Order shall control.

C.
Appendices and Plan Documents. All Plan Documents and appendices to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein. The documents contained in the exhibits and the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. Holders of Claims and Equity Interests may inspect a copy of the Plan Documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or at www.kccllc.net/thq, or obtain a copy of the Plan Documents by sending a written request to the following address or email:

Kurtzman Carson Consultants LLC
2335 Alaska Avenue
El Segundo, California 90245
Telephone: (877) 709-4751
Email: THQInfo@kccllc.com

ARTICLE II.
ALLOWANCE AND TREATMENT OF ADMINISTRATIVE CLAIMS
AND PRIORITY TAX CLAIMS

A.	Administrative Claims and Priority Tax Claims.
129.01    Administrative Claims and Priority Tax Claims are not placed into Classes and are not entitled to vote to accept or reject the Plan; instead, such Claims are unclassified. Such Claims are not considered Impaired and they do not vote on the Plan because they are entitled to specific treatment under the Bankruptcy Code. The treatment for these Claims is provided in sections 2.02 through 2.07, below.
2.01    Administrative Claims.
130.01    Except to the extent that the Holder of an Allowed Administrative Claim agrees to less favorable treatment or unless otherwise ordered by the Bankruptcy Court, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, discharge, exchange, and release thereof, Cash from the Administrative Claims Reserve in an aggregate amount equal to the amount of such Allowed Administrative Claim on the later of: (a) the Effective Date; and (b) the fifteenth (15th) Business Day after such Administrative Claim becomes an Allowed Administrative Claim, or, in either case, as soon thereafter as is practicable; provided, however, that (1) Ordinary Course Administrative Claims shall be paid in Cash in full after the Effective Date from the Administrative Claims Reserve in accordance with the terms and conditions of the particular transactions, any applicable agreements, or as otherwise authorized by the Bankruptcy Court; (2) no Priority Tax Claim shall be payable until otherwise payable under applicable non-bankruptcy law; and (3) each Professional Fee Claim shall be payable only after the Bankruptcy Court enters an Order awarding such Professional Fee Claim.

01:13642963.4

2.02    Administrative Claim Bar Date.
131.01    All requests for payment of an Administrative Claim that arose during the Second Period, except for U.S. Trustee Fees, Professional Fee Claims, and Ordinary Course Administrative Claims, shall be filed with the Bankruptcy Court no later than the Administrative Claim Bar Date or be forever barred. Within five (5) Business Days after the Effective Date, the Claims and Noticing Agent shall serve notice of the Effective Date, the Administrative Claim Bar Date, and the Administrative Claim Objection Deadline on all creditors and parties in interest. Nothing in the Plan shall constitute a waiver of any grounds for objecting to Administrative Claims arising during the First Covered Period, if any, subject to the First Administrative Claim Bar Date Order or any other Order requiring the filing of requests for the payment of Administrative Claims. FAILURE TO FILE AND SERVE SUCH REQUEST TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND DISCHARGED.
2.03    Administrative Claim Objection Deadline.
132.01    All objections to the allowance of Administrative Claims subject to section 2.03 must be filed with the Bankruptcy Court by parties in interest no later than sixty (60) days after the Administrative Claim Bar Date (the “Administrative Claim Objection Deadline”). The Administrative Claim Objection Deadline may be extended for a one-time sixty (60) day period by THQI by filing a notice of the extended Administrative Claim Objection Deadline with the Bankruptcy Court, and giving notice of such extension to all creditors and parties in interest. Thereafter, the Administrative Claim Objection Deadline may be further extended only by an Order of the Bankruptcy Court. If no objection to such Administrative Claim is filed on or before the Administrative Claim Objection Deadline, such Administrative Claim shall be deemed an Allowed Administrative Claim as of that date.
2.04    U.S. Trustee Fees.
134.01    U.S. Trustee Fees shall be paid before the Effective Date by the Debtors obligated for such fees, and on or after the Effective Date by THQI, in each case, when due in accordance with applicable law. The Debtors shall continue to file reports to show the calculation of such fees for the Estates until the Cases of THQ Phoenix, THQ Wireless, Vigil and Volition are closed under section 350 of the Bankruptcy Code pursuant to Section 6.06(e) of the Plan. After the Cases of THQ Phoenix, THQ Wireless, Vigil and Volition are closed under section 350 of the Bankruptcy Code, THQI shall file such reports until the THQI Chapter 11 Case is closed under section 350 of the Bankruptcy Code.
2.05    Professional Fee Claims.
134.01
(a)    Each Holder of a Professional Fee Claim seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date shall: (i) file with the Bankruptcy Court such Holder’s interim (if applicable) and final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the forty-fifth (45th) day after the Effective Date or such other date as may be fixed by the

01:13642963.4

Bankruptcy Court; and (ii) if granted such an award by the Bankruptcy Court, be paid from the Administrative Claims Reserve in full satisfaction, exchange, and release of such Claim, Cash in such amounts as are Allowed by the Bankruptcy Court on the date such Professional Fee Claim becomes an Allowed Claim, or as soon thereafter as is practicable.
(b)    All objections to the allowance of Professional Fee Claims through the Effective Date must be filed and served by no later than the sixty-fifth (65th) day after the Effective Date, or such other date as may be fixed by Order of the Bankruptcy Court.
(c)    On or prior to the Confirmation Date, each Holder of a Professional Fee Claim shall provide the Debtors with a written estimate of the maximum amount of its requested compensation and reimbursement through the Effective Date. The Debtors shall establish the Administrative Claims Reserve pursuant to section 8.13(a) to include an amount equal to the aggregate amount of such estimated Professional Fee Claims, unless otherwise previously paid by the Debtors. If a Professional fails to submit an estimate of its fees and expenses in accordance with this section 2.05(c), THQI shall not pay such Professional’s Allowed Professional Fee Claim from the Administrative Claims Reserve, except to the extent any other Professional is entitled to less than the full amount of its estimated Professional Fee Claim, but rather shall pay such Claim from any other source available to THQI.
(d)    The Debtors and the Committee acknowledge that the Ad Hoc Committee and its professionals, Andrews Kurth LLP and Houlihan Lokey Capital, Inc., have made a substantial contribution in these Chapter 11 Cases. The Debtors and the Committee will not object to the reimbursement of the reasonable expenses of members of the Ad Hoc Committee and the reasonable fees and expenses of Andrews Kurth LLP as counsel for the Ad Hoc Committee and Houlihan Lokey Capital, Inc. as financial advisor for the Ad Hoc Committee, which were incurred during the period commencing on Petition Date to the date the Committee was appointed by the U.S. Trustee, as determined in accordance with section 503(b) of the Bankruptcy Code, provided, however, that Andrews Kurth LLP and Houlihan Lokey Capital, Inc. each files a fee application with the Bankruptcy Court with respect to these Professional Fee Claims in accordance with the terms of the Plan, the Bankruptcy Code, the Bankruptcy Rules and any Order of the Bankruptcy Court.
2.06    Priority Tax Claims.
135.01    Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, exchange, and release thereof, Cash from the Priority/Convenience Claims Reserve in an aggregate amount equal to such Allowed Priority Tax Claim on the last to occur of: (i) the Effective Date; (ii) the fifteenth (15th) Business Day after such Priority Tax Claim becomes an Allowed Priority Tax Claim; and (iii) the first day that such Allowed Priority Tax Claim is due and payable under applicable non-bankruptcy law; or, in any case, as soon thereafter as is practicable. Any Claim or demand for fines or penalties related to a Priority Tax Claim shall be a Subordinated Claim and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect any such fine or penalty from the Debtors, the Stock Trustee or the Litigation Trustee other than as an Allowed Subordinated Claim. For the avoidance of doubt, pursuant to section

01:13642963.4

507(a)(8)(G) of the Bankruptcy Code, any Claim for a penalty related to a Priority Tax Claim in compensation for actual pecuniary loss shall be a Priority Tax Claim and shall not be a Subordinated Claim.
ARTICLE III.
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
The Plan classifies Claims and Equity Interests, except for Administrative Claims and Priority Tax Claims, which are not classified, for all purposes, including voting on, Confirmation of, and Distributions under the Plan. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest falls within the Class description. To the extent that part of the Claim or Equity Interest falls within a different Class description, that portion of the Claim or Equity Interest is classified in that different Class. All Claims held by a Debtor against any other Debtor shall be cancelled or extinguished pursuant to the Plan; therefore, such Claims are not classified. The treatment in the Plan is in full and complete satisfaction of the legal, contractual, and equitable rights that each person holding an Allowed Claim or an Allowed Equity Interest may have in or against the Debtors or their property. This treatment supersedes and replaces any agreements or rights those entities have in or against the Debtors or their property. All Distributions under the Plan will be tendered to the person holding the Allowed Claim or Allowed Equity Interest by THQI as set forth in the Plan and the Trust Agreements. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NO DISTRIBUTIONS WILL BE MADE AND NO RIGHTS WILL BE RETAINED ON ACCOUNT OF ANY CLAIM OR EQUITY INTEREST THAT IS NOT AN ALLOWED CLAIM OR ALLOWED EQUITY INTEREST. Accordingly, the Claims, other than Administrative Claims and Priority Tax Claims, and Equity Interests, are classified for all purposes, including voting, Confirmation, and Distribution pursuant to the Plan, as follows:

Class	Designation	Impairment	Entitled to Vote
Class 1	Secured Tax Claims	Unimpaired	No (conclusively presumed to accept)
Class 2	Other Secured Claims	Unimpaired	No (conclusively presumed to accept)
Class 3	Priority Non-Tax Claims	Unimpaired	No (conclusively presumed to accept)
Class 4	Convenience Claims	Impaired	Yes
Class 5	General Unsecured Claims	Impaired	Yes
Class 6	Subordinated Claims	Impaired	No (deemed to reject)
Class 7	Securities Law Claims	Impaired	No (deemed to reject)
Class 8	Equity Interests	Impaired	No (deemed to reject)

01:13642963.4

ARTICLE IV.
TREATMENT OF CLAIMS AND EQUITY INTERESTS
4.01    CLASS 1 – SECURED TAX CLAIMS.
(a)    Impairment and Voting.
136.01    Class 1 is unimpaired by the Plan. Each Holder of a Secured Tax Claim is not entitled to vote to accept or reject the Plan because it is unimpaired and conclusively deemed to have accepted the Plan with respect to such Claim, pursuant to section 1126(f) of the Bankruptcy Code.
(b)    Distribution and Treatment.
137.01    Except to the extent that a Holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Secured Tax Claim shall be satisfied, exchanged, and released by a payment of Cash equal to such Allowed Secured Tax Claim, including any interest, fees and costs permitted under Bankruptcy Code sections 506, 511 & 1124, on the Effective Date.
4.02    CLASS 2 – OTHER SECURED CLAIMS.
(a)    Impairment and Voting. The Debtors do not believe that there are any Other Secured Claims. Class 2 is unimpaired by the Plan. Each Holder of an Other Secured Claim is not entitled to vote to accept or reject the Plan because it is unimpaired and conclusively deemed to have accepted the Plan with respect to such Claim, pursuant to section 1126(f) of the Bankruptcy Code.
(b)    Distribution and Treatment. Except to the extent that the Holder of an Allowed Other Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to less favorable treatment, each Allowed Other Secured Claim shall be satisfied, exchanged, and released by, at the option of THQI: (i) payment to the Holder of the amount of the Allowed Other Secured Claim in Cash in full; (ii) payment to the Holder of the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the Holder of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the Holder is entitled with respect to such Allowed Claim. In the event that an Allowed Claim in Class 2 is treated under clause (i) or (ii) above, the Liens securing such Allowed Claim shall be deemed released and extinguished without further Order of the Bankruptcy Court. THQI shall notify the Holder of an Allowed Other Secured Claim of the election made by THQI under this section by the later of: (x) the Effective Date; and (y) the fifteenth (15th) Business Day after such Claim becomes an Allowed Other Secured Claim, or, in either case, as soon thereafter as is practicable, and THQI shall perform such election within thirty (30) days thereafter.

01:13642963.4

4.03    CLASS 3 - PRIORITY NON-TAX CLAIMS.
(a)    Impairment and Voting. Class 3 is unimpaired by the Plan. Each Holder of an Allowed Priority Non-Tax Claim is not entitled to vote to accept or reject the Plan because it is unimpaired and conclusively deemed to have accepted the Plan with respect to such Claim, pursuant to section 1126(f) of the Bankruptcy Code.
(b)    Distribution and Treatment.
138.01    Except to the extent a Holder of an Allowed Priority Non-Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to less favorable treatment, on or as soon as practicable after the later of (i) the Effective Date or (ii) the first Business Day after the date that is fifteen (15) days after the date a Priority Non-Tax Claim becomes an Allowed Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive Cash in an amount equal to such Allowed Claim.
4.04    CLASS 4 – CONVENIENCE CLAIMS.
(e)    Impairment and Voting.
139.01    Class 4 is Impaired by the Plan. Each Holder of a Convenience Claim is entitled to vote to accept or reject the Plan with respect to such Claim.
(f)    Distribution and Treatment.
140.01    Except to the extent a Holder of an Allowed Convenience Claim has been paid by the Debtors prior to the Effective Date or agrees to less favorable treatment, each Holder of an Allowed Convenience Claim shall receive in full satisfaction, exchange, and release of such Claim, Cash from the Priority/Convenience Claims Reserve in an amount equal to 30% multiplied by the lesser of (a) $10,000 and (b) the amount of such Allowed Convenience Claim on the later of: (i) the Effective Date; and (ii) the fifteenth (15th) Business Day after such Convenience Claim becomes an Allowed Claim, or, in either case, as soon thereafter as is practicable. Any Holder of an Allowed Claim that would otherwise be in Class 4 may elect to be treated in Class 5 by making that election on the Ballot prior to the Voting Deadline.
4.05    CLASS 5 – GENERAL UNSECURED CLAIMS.
(a)    Impairment and Voting.
141.01    Class 5 is Impaired by the Plan. Each Holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan with respect to such Claim.
(b)    Distribution and Treatment.
142.01    Except to the extent a Holder of an Allowed General Unsecured Claim has been paid by the Debtors prior to the Effective Date or agrees to less favorable treatment, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the Initial Class 5 Distribution on the later of: (a) the Effective Date; and (b) the fifteenth (15th) Business Day after such General Unsecured Claim becomes an Allowed General Unsecured Claim, or, in either case, as soon thereafter as is practicable. The Holder of an Allowed General Unsecured Claim shall also receive (i) from THQI a Pro Rata share of the Net Proceeds as provided in

01:13642963.4

Article VIII below, after the Initial Class 5 Distribution, and (ii) a Litigation Trust Beneficial Interest. Each Litigation Trust Beneficiary shall receive a Pro Rata share of the net proceeds from the Derivative Actions as provided for in section 6.14(f) below based on the amount of the Holder’s Allowed Class 5 Claim. No Holder of an Allowed General Unsecured Claim shall receive in the aggregate on account of such Holder’s Allowed General Unsecured Claim and Litigation Trust Beneficial Interest more than the total amount of the Holder’s Allowed General Unsecured Claim plus, to the extent provided for in the Plan, Post-Effective Date Interest on such amount. The foregoing Distributions shall be the only distributions to which the Holders of Allowed Class 5 Claims shall be entitled under the Plan from the Debtors and the Litigation Trust.
4.06    CLASS 6 – SUBORDINATED CLAIMS.
(a)    Impairment and Voting.
143.01    Class 6 is Impaired by the Plan. Each Holder of a Subordinated Claim is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan with respect to such Claim.
(b)    Distribution and Treatment.
144.01    The Holders of Subordinated Claims may not receive any Distributions on account of such Claims. In the event surplus funds remain in THQI after all Holders of Allowed Administrative Claims and Priority Tax Claims and all Holders of Allowed Claims in Classes 1, 2, 3 and 5 receive payment in full, including interest, and all Holders of Allowed Claims in Class 4 receive the Distribution provided for in section 4.04 of the Plan, each on account of such Allowed Claims, the Holders of Allowed Subordinated Claims shall benefit from the following treatment. Each Holder of an Allowed Subordinated Claim shall receive from THQI that Holder’s Pro Rata share of any surplus funds remaining in THQI after Distribution of the Net Proceeds as provided in Article VIII, below, until all Holders of Allowed Class 6 Claims have been paid in full in Cash, including Post-Effective Date Interest. No Holder of an Allowed Class 6 Claim shall receive in the aggregate on account of such Holder’s Allowed Class 6 Claim and Litigation Trust Beneficial Interest more than the total amount of the Holder’s Allowed Class 6 Claim plus, to the extent provided for in the Plan, Post-Effective Date Interest on such amount. The foregoing Distributions shall be the only distributions to which the Holders of Allowed Class 6 Claims shall be entitled under the Plan from the Debtors and the Litigation Trust.
4.07    CLASS 7 – SECURITIES LAW CLAIMS.
(a)    Impairment and Voting.
145.01    Class 7 is Impaired by the Plan. Securities Law Claims include any Claim based on the allegations set forth in Zaghian vs. THQ Inc., et al., filed against THQI and others on June 15, 2012, in the United States District Court for the Central District of California, Southern Division, but the Debtors do not believe that any Claims in Class 7 should be Allowed. Each Holder of a Securities Law Claim is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan with respect to such Claim.

01:13642963.4

(b)    Distribution and Treatment.
146.01    The Holders of Allowed Securities Law Claims may not receive any Distributions on account of such Claims. Pursuant to section 6.13 below, each Holder of an Allowed Securities Law Claim, if any, is a Stock Trust Beneficiary. In the event surplus funds remain in THQI after all Holders of Allowed Administrative Claims and Priority Tax Claims and all Holders of Allowed Claims in Classes 1 through 6, inclusive, receive the Distribution provided for in Article IV of the Plan, on account of such Allowed Claims, any remaining Net Proceeds shall be transferred to the Stock Trust for the benefit of Holders of Allowed Class 7 Claims and Allowed Class 8 Equity Interests, for treatment according to section 8.10(d) of the Plan. If there is any Holder of an Allowed Securities Law Claim, that Holder shall receive from the Stock Trust a share of any surplus Net Proceeds distributed to the Stock Trust after Distributions to Classes 1 through 6, inclusive, on a Pro Rata basis jointly with Class 8. The foregoing Distributions shall be the only distributions to which the Holders of Allowed Class 7 Claims shall be entitled under the Plan from the Debtors and the Stock Trust.
4.08    CLASS 8 - EQUITY INTERESTS.
(a)    Impairment and Voting.
147.01    Class 8 is Impaired by the Plan. Each Holder of an Equity Interest is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan with respect to such Equity Interest.
(b)    Distribution and Treatment.
148.01    The Holders of Allowed Equity Interests may not receive any Distributions on account of such Equity Interests. Pursuant to section 6.13 below, each Holder of an Allowed Equity Interest is a Stock Trust Beneficiary. In the event surplus funds remain in THQI after all Holders of Allowed Administrative Claims and Priority Tax Claims and all Holders of Allowed Claims in Classes 1 through 6, inclusive, receive the Distribution provided for in Article IV of the Plan, on account of such Allowed Claims, any remaining Net Proceeds shall be transferred to the Stock Trust for the benefit of Holders of Allowed Class 7 Claims and Allowed Class 8 Equity Interests, for treatment according to section 8.10(d) of the Plan. Each Holder of an Allowed Equity Interest shall receive from the Stock Trust a share of any surplus Net Proceeds distributed to the Stock Trust after Distributions to Classes 1 through 6, inclusive, on a Pro Rata basis jointly with Class 7. The foregoing Distributions shall be the only distributions to which the Holders of Allowed Class 8 Claims shall be entitled under the Plan from the Debtors and the Stock Trust.

01:13642963.4

ARTICLE V.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
5.01    Rejection or Assumption and Retention or Assignment.
149.01
(a)    Assumption or Rejection of Executory Contracts and Unexpired Leases.
150.01    Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code:
(i)    all executory contracts and unexpired leases of the Debtors shall be deemed to be rejected by the applicable Debtor as of the Confirmation Date, subject to the occurrence of the Effective Date, except for any executory contract or unexpired lease: (a) that previously has been assumed and/or assigned pursuant to an Order of the Bankruptcy Court entered prior to the Effective Date; (b) as to which a motion for approval of the assumption and/or assignment of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date; or (c) that is specifically designated as a contract or lease to be assumed and/or assigned or retained on Schedule 5.01(a), which schedule shall be contained in the Plan Supplement and shall list corresponding cure amounts;
(ii)    notwithstanding anything otherwise herein to the contrary, the Debtors reserve the right, on or prior to the Effective Date, to amend Schedule 5.01(a) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, as applicable, rejected, assumed and/or assigned or retained. The Debtors shall provide notice of any amendments to Schedule 5.01(a) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedule 5.01(a) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.
(b)    Approval of Assumptions, Retentions and Rejections by Confirmation Order.
151.01    Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections, assumptions and/or assignments contemplated by this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to section 5.01(a) of the Plan shall vest in and be fully enforceable by THQI or the assignee in accordance with its terms, except as modified by the provisions of the Plan, or any Order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume, assume and assign, or reject any executory contract or unexpired lease.

01:13642963.4

5.02    Cure of Defaults.
152.01
(a)    Generally. Except as may otherwise be agreed to by the Debtors (in consultation with the Committee) and the non-Debtor party to the contract or lease, within thirty (30) days after the Effective Date, THQI or the assignee shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. Subject to the last sentence of section 5.01(b) of the Plan, all disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the liability with respect thereto, or as may otherwise be agreed to by the parties.
(b)    Notice of Proposed Cure. No later than twenty-one (21) days prior to the Confirmation Hearing Date, the Debtors shall file and serve on parties to executory contracts and unexpired leases designated on Schedule 5.01(a) a notice (the “Cure Notice”) listing the proposed cure amount to be paid in connection with the executory contracts and unexpired leases that may be retained, assumed and/or assigned pursuant to section 5.01(a) of the Plan. To the extent that the Debtors on or prior to the Effective Date amend Schedule 5.01(a) to add any executory contract or unexpired lease thereto, the Debtors shall file and serve on the parties to such executory contract or unexpired lease the Cure Notice listing the proposed cure amount to be paid in connection with such executory contract or unexpired pursuant to section 5.01(a) of the Plan. The non-Debtor parties to such contracts and leases shall have until fifteen (15) days following service of the Cure Notice to object in writing to the proposed cure and to propose an alternative cure. In the event that no objection is timely filed, the applicable party shall be deemed to have consented to the cure proposed by the Debtors (including amounts of compensation for actual pecuniary loss) and shall be forever enjoined and barred from seeking from the Debtors, the Estates, the Stock Trustee and the Litigation Trustee any additional amount on account of the any cure obligations under section 365 of the Bankruptcy Code. If an objection is timely filed with respect to the cure amount proposed by the Debtors for an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of any disputed cure amount not settled by the parties. Notwithstanding anything otherwise to the contrary, at all times through the date that is thirty (30) days after the entry of a Final Order resolving and fixing the amount of a disputed cure amount, whether such date is before or after the Effective Date, each of the Debtors shall be authorized to reject such executory contract or unexpired lease by notice to the non-Debtor party to such executory contract or unexpired lease.
5.03    Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.
153.01    Claims arising out of the rejection of an executory contract or unexpired lease pursuant to section 5.01 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors in accordance with the Bar Date Order. All such Claims not filed within such time will be forever barred from assertion against the Debtors, their Estates, the Stock Trustee and the Litigation Trustee.

01:13642963.4

ARTICLE VI.
IMPLEMENTATION OF THE PLAN
6.01    Substantive Consolidation of the Debtors.
154.01
(a)    Entry of the Confirmation Order shall constitute the approval, pursuant to sections 105(a), 541, 1123 and 1129 of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors for all purposes, including voting, Confirmation, and Distribution. On and after the Effective Date, (i) all assets and liabilities of the Debtors shall be treated as though they were pooled, (ii) each Claim filed or to be filed against any Debtor shall be deemed filed as a single Claim against and a single obligation of the Debtors, (iii) all Claims held by a Debtor against any other Debtor shall be cancelled or extinguished, (iv) no Distributions shall be made under the Plan on account of any Claim held by a Debtor against any other Debtor, (v) the Equity Interests shall be cancelled, (vi) no Distributions shall be made under the Plan on account of any Equity Interest held by a Debtor in any other Debtor, (vii) all guarantees of any Debtors of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor shall be one obligation of the substantively consolidated Debtors, and (viii) any joint or several liability of any of the Debtors shall be one obligation of the substantively consolidated Debtors. Notwithstanding such substantive consolidation, however, U.S. Trustee Fees shall be due and payable by each individual Debtor until conversion or entry of a final decree for each applicable Debtor.
(f)    The substantive consolidation effected pursuant to section 6.01(a) of the Plan shall not affect, without limitation, (i) the Debtors’, the Stock Trustee’s or the Litigation Trustee’s (x) defenses to any Claim or cause of action, including without limitation the ability to assert any counterclaim; (y) setoff or recoupment rights, or (z) requirements for any third party to establish mutuality prior to substantive consolidation in order to assert a right of setoff against the Debtors, the Stock Trustee or the Litigation Trustee; (ii) Distributions to the Debtors, the Stock Trustee and/or the Litigation Trustee out of any insurance policies or proceeds of such policies; or (iii) the rights of any Holder of a Secured Claim with respect to the Collateral securing its Claim. The substantive consolidation effected pursuant to section 6.01(a) of the Plan shall not prejudice the Causes of Action and the Avoidance Actions, each subject to the releases set forth in Article XI of the Plan, which shall survive entry of the Confirmation Order for the benefit of the Debtors and their Estates, as if there had been no substantive consolidation.
(g)    The Disclosure Statement and the Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve the substantive consolidation provided for in the Plan. Unless an objection to the proposed substantive consolidation is made in writing by any creditor purportedly affected by such substantive consolidation on or before the deadline to object to Confirmation of the Plan, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation proposed by the Plan may be approved by the Bankruptcy Court at the Confirmation Hearing. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, be

01:13642963.4

the Confirmation Hearing.
6.02    Implementation of the Plan.
The Plan will be implemented by the Debtors, the Stock Trustee and the Litigation Trustee in a manner consistent with the terms and conditions set forth in the Plan and the Confirmation Order.
6.03    Conditions to Confirmation.
The following are conditions precedent to Confirmation of the Plan that may be satisfied or waived in accordance with section 6.05 of the Plan:
(c)    a Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered by the Bankruptcy Court;
(d)    a proposed Confirmation Order and Plan Documents shall be in form and substance reasonably acceptable to the Debtors and the Committee; and
(e)    approval of all provisions, terms and conditions hereof in the Confirmation Order.
6.04    Conditions to Plan Effectiveness.
155.01    The Plan will not be consummated or become binding unless and until the Effective Date occurs. The Effective Date will be the first Business Day, as determined by the Debtors in their discretion, on which the following conditions have been satisfied or waived in accordance with section 6.05 of the Plan:
(c)    the Confirmation Order, in form and substance acceptable to the Debtors and the Committee, has been entered and is not stayed;
(d)    at least fourteen (14) days have passed since the Confirmation Date;
(e)    the Plan Documents, including the Stock Trust Agreement to be entered into by the Debtors and the Stock Trustee and the Litigation Trust Agreement to be entered into by the Debtors and the Litigation Trustee, shall have been executed and delivered, and all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed by all parties thereto; and
(f)    the Debtors shall have received all material authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are reasonably necessary to implement the Plan and that are required by law, regulation, or Order.
6.05    Waiver of Conditions.
The Debtors, in consultation with the Committee, and to the extent not prohibited by applicable law, may waive one or more of the conditions precedent: (i) to Confirmation of the Plan set forth in section 6.03 of the Plan prior to the Confirmation Date without any hearing; or

01:13642963.4

(ii) to effectiveness of the Plan set forth in section 6.04 of the Plan in whole or part, upon five (5) Business Days’ notice to the Bankruptcy Court without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such conditions to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time. The Debtors’ rights under the “mootness doctrine” shall be unaffected by any provision hereof.
6.06    Actions on the Effective Date.
156.01    To the extent not previously completed, on the Effective Date, the following shall occur in implementation of the Plan:
(c)    the Debtors and their Estates shall be substantively consolidated into the single Estate of THQI for all purposes, including voting on the Plan, classification of Claims and Equity Interests, and Distributions;
(d)    the Stock Trust Agreement shall become effective;
(e)    the Litigation Trust Agreement shall become effective;
(f)    THQI and the Clerk of the Bankruptcy Court shall take all steps necessary to close the Chapter 11 Cases of THQ Phoenix, THQ Wireless, Vigil and Volition;
(g)    all actions, documents, and agreements necessary to implement the Plan shall be effected or executed; and
(h)    pursuant to section 6.13(b) of the Plan, the Equity Interests in THQI shall be cancelled and a single share of stock in THQI shall be issued to the Stock Trust.
6.07    Corporate Action.
157.01    Upon the Effective Date, all transactions and other matters provided for under the Plan shall be deemed authorized and approved by the Debtors without any requirement of further action by the Debtors, their shareholders, their members, or their directors.
6.08    Approval of Plan Documents.
158.01    The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated hereunder. Entry of the Confirmation Order shall constitute approval of the Plan Documents and such transactions. On the Effective Date, the Debtors, the Stock Trustee and the Litigation Trustee shall be authorized to enter into, file, execute and/or deliver each of the Plan Documents and any other agreement or instrument issued in connection with any Plan Document without the necessity of any further corporate, board of directors or shareholder action.
6.09    Good Faith.
159.01    Confirmation of the Plan shall constitute a finding that: (i) the Plan has

01:13642963.4

been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of the Plan by all persons has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.
6.10    Binding Effect.
160.01    From and after the Confirmation Date, but subject to the occurrence of the Effective Date, the Plan shall be binding and inure to the benefit of the Debtors, all present and former Holders of Claims and Equity Interests, and their respective assigns.
6.11    Revesting of Assets in THQI.
161.01    On the Effective Date, all Revested Assets shall be revested in THQI free and clear of Liens, Claims, encumbrances, charges, interests of Holders of Claims and Equity Interests and other interests, except as otherwise expressly provided for in the Plan, including, without limitation, the transfer of the Derivative Actions to the Litigation Trust under section 6.14(b) below. To the extent required to implement the vesting of the Revested Assets in THQI as provided for herein, all persons including Governmental Authorities shall cooperate with the Debtors, the Estates, and the Litigation Trustee to implement the transfer of the Revested Assets from the Debtors to THQI. Nothing in the Plan will alter, modify or override any provisions in, or actions taken pursuant to, any of the Orders entered by the Bankruptcy Court authorizing the Debtors to use cash collateral or sell assets.
6.12    THQI Shall Be Authorized Representative of the Estates.
162.01    THQI shall be, and hereby is, appointed as the representative of the respective Estates pursuant to sections 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code and as such shall be vested with the authority and power (subject to the Litigation Trust Agreement and section 6.14 of the Plan) to: (a) administer, hold, and liquidate the Revested Assets; (b) administer, investigate, prosecute, settle and abandon all Causes of Action (but not Derivative Actions) in the name of, and for the benefit of, the Estates, subject to the limitations set forth in the Plan; and (c) make the Distributions provided for in the Plan, including Distributions on account of Allowed Claims. As the representative of the Estates, THQI shall succeed to all of the rights and powers of the Debtors and the Estates with respect to all Causes of Action, and THQI shall be substituted and shall replace the Debtors, the Estates, and the Committee, as applicable, as the party in interest in all litigation pending as of the Effective Date. As of the Effective Date, THQI’s representatives shall be authorized to exercise and perform the rights, powers, and duties of the Debtors’ Estates with respect to the Causes of Action, including, without limitation, the authority under section 1123(b)(3) of the Bankruptcy Code to provide for the settlement, adjustment, retention, and enforcement of claims and interests of the Estates, without the consent or approval of any third party, and without any further Order of the Bankruptcy Court, except as otherwise provided in the Plan or Confirmation Order. THQI SHALL DECIDE WHETHER TO PURSUE EACH CAUSE OF ACTION BASED ON A REVIEW OF ITS MERITS, THE COST TO PROSECUTE THE CLAIM AND THE RESOURCES AVAILABLE. THQI MAY RETAIN COUNSEL ON A CONTINGENCY FEE BASIS OR SEEK FINANCING FOR THE COST TO PROSECUTE SOME OR ALL CLAIMS, OR MAY ABANDON OR DECIDE NOT TO PURSUE SOME OR ALL SUCH CLAIMS.

01:13642963.4

6.13    Stock Trust.
163.01
(a)    Creation of the Stock Trust. On or before the Effective Date, the Stock Trust shall be formed pursuant to the Stock Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State.
(b)    Vesting of THQI Stock in the Stock Trust. On the Effective Date, the Equity Interests in THQI shall be cancelled and a single share of stock in THQI shall be issued to the Stock Trust, which will hold such share for the benefit of the former holders of THQI stock.
(c)    No Issuance of Stock Trust Beneficial Interests with respect to Claims or Equity Interests That Have Not Been Allowed. Notwithstanding any other Plan provision: (a) Stock Trust Beneficial Interests will be issued to Holders of Securities Law Claims and Holders of Equity Interests, only after, and only to the extent that, such Holders hold Allowed Securities Law Claims or Allowed Equity Interests; and (b) unless otherwise agreed by THQI, no issuance of Stock Trust Beneficial Interests shall be made to the Holder on account of such Claim or Equity Interest unless and until the entire Claim or Equity Interest is an Allowed Claim or Equity Interest.
(d)    Authorization of the Stock Trustee. The Stock Trustee shall administer the Stock Trust, and shall have the powers and duties set forth in the Stock Trust Agreement, including, without limitation, the authority to vote 100% of the Equity Interests in THQI on all matters permitting or requiring a shareholder vote. From and after the Effective Date, the Stock Trustee shall be authorized to, and shall, take all actions required to implement the Stock Trust Agreement and the Plan. The Stock Trustee shall, at any time and from time to time, have authority to retain, on behalf of the Stock Trust, any counsel, financial advisors, claims agent, auditors, or other professionals it deems appropriate. The Stock Trustee may select any such professionals in its sole discretion, and without regard to their prior employment in any capacity in the Chapter 11 Cases on behalf of the Debtors, their Estates, or the Committee.
(e)    Authority of Stock Trustee. Notwithstanding anything else in the Plan or the Confirmation Order, from and after the Effective Date the Stock Trustee will have the right to elect the Board of Directors of THQI. The Stock Trustee may opt to serve as the sole director of THQI or may designate one or more other individuals to serve as directors of THQI. The Stock Trustee may also serve as chief executive officer of THQI.
(f)    Federal Income Tax Treatment of the Stock Trust. The Stock Trust will be established, in accordance with Treasury Regulation section 301.7701-4(d) and Revenue Procedure 94-45, to hold, for the benefit of Holders of Allowed Equity Interests and Allowed Securities Law Claims, the single share of THQI stock that will be issued to the Stock Trust on the Effective Date upon cancellation of the Equity Interests. The Stock Trust shall be formed solely for such purposes and shall have no objective to engage in or continue the conduct of a trade or business. The Stock Trust is intended to qualify as a liquidating trust that is a grantor trust and therefore not a separate taxable entity for federal income tax purposes. The Holders of

01:13642963.4

Allowed Equity Interests shall be treated for federal income tax purposes as the grantors and deemed owners of the Stock Trust and the Stock Trustee and such Holders shall report consistently therewith. If any Class 7 Securities Law Claim is Allowed, the Holders of that Allowed Class 7 Claim shall also be deemed a grantor of the Stock Trust.
(g)    Funding of Post-Effective Date Expenses. All Post-Effective Date Expenses of the Stock Trustee and the Stock Trust shall be expenses of THQI, and THQI shall arrange for the disbursement of funds for the payment of such expenses from the Operating Reserve.
(h)    Dissolution. Unless a favorable ruling letter is obtained from the IRS providing that any further extension would not adversely affect the status of the Stock Trust as a liquidating trust for federal income tax purposes, the Stock Trust shall be dissolved no later than five (5) years from the Effective Date, unless the Bankruptcy Court, upon motion made prior to such fifth (5th) anniversary, determines that an extension for a fixed period of not more than (3) years (including any prior extensions) is necessary for the purposes for which the Stock Trust was formed. Upon the filing of a motion for extension of the date of dissolution of the Stock Trust, such date automatically shall be deemed extended until entry by the Bankruptcy Court of an Order resolving such motion or until the motion is withdrawn.
(i)    Securities Law Matters. To the extent the Stock Trust Beneficial Interests in the Stock Trust are deemed to be “securities,” the issuance of such Stock Trust Beneficial Interests under the Plan is exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended, and any applicable state and local laws mandating the registration of securities.
6.14    Litigation Trust.
164.01
(a)    Creation of the Litigation Trust. On or before the Effective Date, the Litigation Trust shall be formed pursuant to the Litigation Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State.
(b)    Vesting of Derivative Actions in the Litigation Trust. On the Effective Date, the Derivative Actions shall be vested in the Litigation Trust free and clear of Liens, Claims, encumbrances, charges, interests of Holders of Claims and Equity Interests and other interests. To the extent required to implement the vesting of the Derivative Actions in the Litigation Trust as provided for herein, all persons including Governmental Authorities shall cooperate with the Debtors, the Estates, and the Litigation Trustee to implement the transfer of the Derivative Actions from the Debtors to the Litigation Trust.
(c)    No Issuance of Litigation Trust Beneficial Interests with respect to Any Claim Until That Claim Is an Allowed Claims. Notwithstanding any other Plan provision: (a) Litigation Trust Beneficial Interests will be issued to Holders of General Unsecured Claims, only after, and only to the extent that, such Holders hold Allowed General Unsecured Claims; and (b) unless otherwise agreed by THQI, if any portion of a Claim is not yet an Allowed Claim,

01:13642963.4

no issuance of Litigation Trust Beneficial Interests shall be made to the Holder on account of such Claim unless and until the entire Claim is an Allowed Claim.
(d)    Authorization of the Litigation Trustee. The Litigation Trustee shall administer the Litigation Trust, and shall have the powers and duties set forth in the Litigation Trust Agreement. From and after the Effective Date, the Litigation Trustee shall be authorized to, and shall, take all actions required to implement the Litigation Trust Agreement and the Plan. The Litigation Trustee shall, at any time and from time to time, have authority to retain, on behalf of the Litigation Trust, any counsel, financial advisors, claims agent, auditors, or other professionals it deems appropriate. The Litigation Trust may select any such professionals in its sole discretion, and without regard to their prior employment in any capacity in the Chapter 11 Cases on behalf of the Debtors, their Estates, or the Committee.
(e)    Representative of the Consolidated Estates with Respect to Derivative Actions. The Litigation Trustee shall be, and hereby is, appointed as the representative of the respective Estates pursuant to sections 1123(a)(5), (a)(7), and (b)(3)(B) of the Bankruptcy Code with respect to the Derivative Actions and as such shall be vested with the sole authority and power (subject to the Litigation Trust Agreement) to: (a) administer, hold, and liquidate the Derivative Actions; and (b) administer, investigate, prosecute, settle, and abandon all Derivative Actions in the name of, and for the benefit of, the Estates, subject to the limitations set forth in the Plan. The Litigation Trustee shall have the right to prosecute the Derivative Actions as the authorized representative of the Debtors and the Estates. As the representative of the Estates, the Litigation Trustee shall succeed to all of the rights and powers of the Debtors and the Estates with respect to the Derivative Actions, and the Litigation Trustee shall be substituted for and shall replace the named plaintiffs and the Committee, as applicable, as the party in interest in all Derivative Actions pending as of the Effective Date. No former shareholder of THQI shall have the right to prosecute any Derivative Action. As of the Effective Date, subject to the Litigation Trust Agreement, the Litigation Trustee shall be authorized to exercise and perform the rights, powers, and duties held by the Debtors’ Estates with respect to the Derivative Actions, including, without limitation, the authority under section 1123(b)(3) of the Bankruptcy Code to provide for settlement, adjustment, retention, and enforcement of claims and interests of the Estates, without the consent or approval of any third party, and without any further Order of the Bankruptcy Court, except as otherwise provided in the Plan or the Confirmation Order. SUBJECT TO THE LITIGATION TRUST AGREEMENT, THE LITIGATION TRUSTEE WILL DECIDE WHETHER TO PURSUE EACH DERIVATIVE ACTION BASED UPON ITS MERITS, THE COST TO PROSECUTE THE CLAIM AND THE RESOURCES AVAILABLE. SUBJECT TO THE LITIGATION TRUST AGREEMENT, THE LITIGATION TRUSTEE MAY RETAIN COUNSEL ON A CONTINGENCY FEE BASIS OR SEEK FINANCING FOR THE COST TO PROSECUTE SOME OR ALL OF THE DERIVATIVE ACTIONS, ABANDON OR DECIDE NOT TO PURSUE SOME OR ALL DERIVATIVE ACTIONS.
(f)    Proceeds of the Derivative Actions. Amounts recovered by the Derivative Actions shall be used first to pay the expenses of the Derivative Actions and any surplus shall be distributed to THQI, as agent of the Litigation Trust, for distribution to Holders

01:13642963.4

of Litigation Trust Beneficial Interests on account of such Holders Allowed General Unsecured Claims as provided for in section 4.05(b) of the Plan. If Holders of Allowed General Unsecured Claims are paid in full under the terms of the Plan, and there remain amounts recovered by the Litigation Trustee for Distribution, then the remaining funds shall be turned over to THQI for Distribution in the same manner as Revested Assets.
(g)    Federal Income Tax Treatment of the Litigation Trust. The Litigation Trust will be established, in accordance with Treasury Regulation section 301.7701-4(d) and Revenue Procedure 94-45, to liquidate the Derivative Actions. The Litigation Trust shall be formed solely for such purpose and shall have no objective to engage in or continue the conduct of a trade or business. The Litigation Trust is intended to qualify as a liquidating trust that is a grantor trust and therefore not a separate taxable entity for federal income tax purposes. The Holders of General Unsecured Claims shall be treated for federal income tax purposes as the grantors and deemed owners of the Litigation Trust and the Litigation Trustee and such Holders shall report consistently therewith.
(h)    Funding of Post-Effective Date Expenses. All Post-Effective Date Expenses of the Litigation Trustee and Litigation Trust shall be expenses of THQI, and THQI shall arrange for the disbursement of funds for the payment of such expenses from the Operating Reserve.
(i)    Dissolution. Unless a favorable ruling letter is obtained from the IRS providing that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust for federal income tax purposes, the Litigation Trust shall be dissolved no later than five (5) years from the Effective Date, unless the Bankruptcy Court, upon motion made prior to such fifth (5th) anniversary, determines that an extension for a fixed period of not more than (3) years (including any prior extensions) is necessary for the purposes for which the Litigation Trust was formed. Upon the filing of a motion for extension of the date of dissolution of the Litigation Trust, such date automatically shall be deemed extended until entry by the Bankruptcy Court of an Order resolving such motion or until the motion is withdrawn.
(j)    Securities Law Matters. To the extent the Litigation Trust Beneficial Interests in the Litigation Trust are deemed to be “securities,” the issuance of such Litigation Trust Beneficial Interests under the Plan is exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended, and any applicable state and local laws mandating the registration of securities.
6.15    Protection Against Liability of the Stock Trustee and the Litigation Trustee.
165.01    Neither the Stock Trustee, the Litigation Trustee, nor any of their members or designees, nor any of their duly designated agents or representatives, nor their respective employees, shall be liable for the act or omission of any other member, designee, agent, or representative of such entities, nor shall any member be liable for any act or omission to be taken or not taken, other than acts resulting from such person’s willful misconduct or gross negligence. Absent willful misconduct, intentional misconduct, gross negligence or fraud in connection therewith, no party in interest shall have a cause of action against the Stock Trustee or the

01:13642963.4

Litigation Trustee, or their respective directors, officers, employees, agents, consultants, trustees or professionals.
ARTICLE VII.
PROVISIONS REGARDING VOTING UNDER THE PLAN
7.01    Nonconsensual Confirmation.
166.01    If any Impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors shall have the right to amend the Plan in accordance with section 13.07 of the Plan or to ask the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code, or both. With respect to Impaired Classes of Claims and Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.
7.02    Elimination of Vacant Classes.
167.01    Any Class of Claims or Equity Interests that does not have a Holder of an Allowed Claim or Allowed Equity Interest or a temporarily Allowed Claim or Equity Interest as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.
7.03    Voting Classes.
168.01    Holders of Claims or Equity Interests who are entitled to vote under the Plan are the Holders of such Claims or Equity Interests on the Voting Record Date. If a Class contains Claims or Equity Interests eligible to vote and no Holders of Claims or Equity Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Equity Interests in such Class. In the event the Bankruptcy Court determines that a Claim entitled to vote to accept or reject the Plan was classified and voted in an improper Class, the Debtors may request that the Bankruptcy Court deem such Claim to have been voted and counted in the Class deemed proper by the Bankruptcy Court for purposes of determining acceptance or rejection of the Plan, without having to re-solicit the vote of the Holder of such Claim.
ARTICLE VIII.
PROVISIONS REGARDING DISTRIBUTIONS
AND RESERVES UNDER THE PLAN
8.01    Cash Distributions.
169.01    The sources of all Distributions and payments under the Plan are and will be Cash. Cash Distributions made pursuant to the Plan shall be in United States funds, by check drawn on a domestic bank, or by wire transfer from a domestic bank.

01:13642963.4

8.02    Setoffs and Recoupments.
170.01    THQI may, but shall not be required to, set off or recoup against any Claim (for purposes of determining the Allowed amount of such Claim on which Distributions shall be made), any Causes of Action of any nature whatsoever that the Debtors may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any Cause of Action he or they may have against the Holder of such Claim.
8.03    No De Minimis Distributions.
171.01    Notwithstanding anything to the contrary in the Plan, no Distribution of less than $50.00 will be made on account of any Allowed Claim or Allowed Equity Interest and no consideration will be provided in lieu of de minimis Distributions that are not made under this section 8.03; provided, however, that a Distribution will be made to a Holder of such Allowed Claim or Allowed Equity Interest if the cumulative balance of Interim Distributions to such Holder, which were not made because each was less than $50.00 on account of such Holder’s Allowed Claim or Allowed Equity Interest, is over $50.00. Notwithstanding anything to the contrary in the Plan, on any date of Distribution when there remains $10,000 or less available for Distribution to Holders of Allowed Claims or Allowed Equity Interests, in lieu of making further Distributions to such Holders, THQI may contribute the remaining Cash to a charity described in section 501(c)(3) of the Internal Revenue Code.
8.04    Fractional Cents.
172.01    When payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of less than $0.005 and rounding up in the case of $0.005 or more); provided, however, that, in no event, shall a Distribution of less than $50.00 be made to a Holder of an Allowed Claim or Allowed Equity Interest.
8.05    No Distributions With Respect to Any Claim Until That Claim Is an Allowed Claim.
173.01    Notwithstanding any other Plan provision: (a) Distributions to Holders of Claims will be made only after, and only to the extent that, such Holders hold Allowed Claims; and (b) unless otherwise agreed by THQI, if any portion of a Claim is not yet an Allowed Claim, no Distribution shall be made to the Holder on account of such Claim unless and until the entire Claim is an Allowed Claim.
8.06    Undeliverable or Unclaimed Distributions.
174.01
(a)    Distributions to Holders of Allowed Claims (except Administrative Claims) will be made by mail as follows: (i) Distributions will be sent to the address, if any, set forth on a filed proof of claim, as amended by any written notice of address change received by THQI at least ten (10) Business Days before the date of a Distribution; or (ii) if no such address is available, Distributions will be sent to the address set forth on the Schedules.
(b)    Distributions to Holders of Allowed Administrative Claims shall be

01:13642963.4

made by mail to the address set forth in the Holder’s request for payment, fee application, or transactional documents, as applicable.
(c)    If no address is available on a proof of claim, on the Schedules, or on a request for payment, fee application, or transactional documents, as applicable, the Distribution will be deemed undeliverable. If a Distribution is returned to THQI as an undeliverable Distribution or is deemed to be an undeliverable Distribution, THQI will make no further Distributions to the Holder to which such undeliverable Distribution was made unless and until THQI is timely notified in writing of the Holder’s current address. Subject to the following paragraph 8.06(d), until an undeliverable Distribution becomes deliverable, THQI shall deposit undeliverable Distributions (whether returned or not made) into the Undeliverable Distributions Reserve for the benefit of the persons entitled to such Distributions. No interest shall be owed on account of undeliverable Distributions.
(d)    Any person or entity that is otherwise entitled to an undeliverable Distribution and that does not, within one-hundred eighty (180) days after a Distribution is deemed undeliverable or returned as undeliverable, provide THQI with a written notice asserting its claim to or interest in the undeliverable Distribution and setting forth a current, deliverable address, will be deemed to have waived any claim to or interest in the undeliverable Distribution and will be forever barred from receiving the undeliverable Distribution or asserting any claim therefor against the Debtors, the Estates, the Stock Trustee, the Litigation Trustee or their property. Any undeliverable Distribution that is not timely claimed under this section will be withdrawn from the Undeliverable Distribution Reserve and treated as Revested Assets. Nothing in the Plan requires the Debtors, the Stock Trustee or the Litigation Trustee to attempt to locate any person holding an Allowed Claim or Allowed Equity Interest whose Distribution is undeliverable.
8.07    Negotiation of Checks.
(a)    Checks issued in respect of Allowed Claims or Allowed Equity Interests shall be null and void if not negotiated within ninety (90) days after issuance. Requests for reissuance of stale checks must be made to THQI by the Holder of the Allowed Claim or Allowed Equity Interest to whom the check was originally issued and must be made within one-hundred eighty (180) days of issuance of the original check. Thereafter, the amount represented by such voided check shall irrevocably revert to THQI and any Claim or Equity Interests in respect of such voided check shall be discharged and forever barred from assertion against the Debtors, the Estates, the Stock Trustee, the Litigation Trustee or their property.
8.08    Record Dates.
175.01    Holders of Claims or Equity Interests who are entitled to a Distribution under the Plan are the Holders of such Claims or Equity Interests on the Distribution Record Date. For the Voting Record Date and the Distribution Record Date (each, a “Record Date”), with respect to Claims the Debtors and THQI will rely on the security position report provided by DTC and register of proofs of claim filed in the Chapter 11 Cases, and with respect to Equity Interests the Debtors and THQI will rely on the records provided by the transfer agent, Computershare, along with the security position report provided by DTC, except to the extent a

01:13642963.4

notice of transfer of a Claim or Equity Interest was filed with the Bankruptcy Court prior to the applicable Record Date pursuant to Bankruptcy Rule 3001.
8.09    Allocation of Plan Distributions Between Principal and Interest.
176.01    To the extent an Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness as well as accrued but unpaid interest thereon, such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest at the federal judgment rate in effect as of the Petition Date. Except as otherwise provided by Final Order of the Bankruptcy Court or in the Plan, Post-Effective Date Interest will be paid on account of Allowed General Unsecured Claims only to the extent THQI has Cash remaining after full payment of all Allowed General Unsecured Claims so that each such Holder receives a Pro Rata share of the surplus Cash. Post-Effective Date Interest will be paid to the Holders of Allowed Class 6 Claims only to the extent that THQI has Cash remaining after full payment of Allowed Class 6 Claims.
8.10    Sequence of Payments.
177.01
(a)    Notwithstanding any other provision of the Plan, no payments shall be made on account of Allowed Class 5 Claims, other than the Initial Class 5 Distribution, until: (i) all Allowed Administrative Claims, Allowed Priority Claims, Allowed Convenience Claims, and Allowed Secured Claims, and all then outstanding and projected Post-Effective Date Expenses have been paid in full or are fully funded in the Operating Reserve; (ii) if applicable, Cash to pay all Disputed Administrative Claims has been deposited into the Administrative Claims Reserve; (iii) if applicable, Cash to pay all Disputed Secured Claims has been deposited into the Secured Claims Reserve; and (iv) if applicable, Cash to pay all Disputed Priority Claims and Disputed Convenience Claims has been deposited into the Priority/Convenience Claims Reserve.
(b)    Notwithstanding any other provision of the Plan, no payments of Post-Effective Date Interest shall be made on account of any Class 5 Claim, until all Allowed Class 5 Claims have been paid in full, excluding Post-Effective Date Interest.
(c)    Notwithstanding any other provision of the Plan, no payments shall be made on account of Allowed Subordinated Claims (Class 6) until all Allowed Class 5 Claims have been paid in full, including Post-Effective Date Interest.
(d)    Notwithstanding any other provision of the Plan, no payments shall be made on account of Allowed Securities Law Claims or Allowed Equity Interests, until all Allowed Class 6 Claims have been paid in full, including Post-Effective Date Interest. Allowed Securities Law Claims and Allowed Equity Interests shall be pari passu and Holders of such Claims and Equity Interests shall receive any surplus remaining after payment in full of all Allowed Class 5 Claims and Allowed Class 6 Claims. In the event there is such a surplus and there are Allowed Class 7 Claims (Securities Law Claims), the Bankruptcy Court will determine the appropriate basis for allocating the surplus between Securities Law Claims and Equity

01:13642963.4

Interests in order to comply with Bankruptcy Code section 510(b).
8.11    Withholding and Reporting Requirements.
178.01    THQI shall comply with the applicable withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities, and all Distributions shall be subject to such withholding and reporting requirements. Amounts withheld and paid to the appropriate Governmental Authority shall be treated as having been distributed to Holders. Notwithstanding the forgoing, each Holder of an Allowed Claim shall be responsible for the satisfaction and payment of any Tax obligations imposed on the Holder by any Governmental Authority that were not withheld from amounts distributed to such Holder pursuant to the Plan. THQI has the right to hold back part or all of a Distribution to a Holder to the extent the Holder has not made arrangements satisfactory to THQI for the payment of any Tax obligation for which THQI would be liable if unpaid by the Holder, provided, that the funds held back shall be paid over by THQI to the applicable taxing authority, or made available to the Holder to use, to pay such Tax obligation. THQI may require, as a condition to receipt of a Distribution to a non-corporate and otherwise non-exempt U.S. Holder, that such Holder provide a completed Form W-9 to THQI. Non-U.S. Holders seeking THQI recognition of entitlement to the benefits of an applicable income tax treaty with the U.S. shall provide Form W-8s and other information as is required and sufficient to establish the Holder’s entitlement to a reduced or zero rate of withholding under the treaty, including, if applicable, information sufficient to establish the non-U.S. Holder’s entitlement to the portfolio interest exception from withholding.
8.12    Claims Register.
179.01    The register of Claims maintained by the Debtors shall be based on Allowed Claims as of the applicable Record Date. A transfer of a Claim, whether occurring prior to or after the Record Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim was held by the transferor who held such Claim on the Record Date. As of the close of business on the Distribution Record Date, (i) the register of Claims shall be closed, (ii) the transfer books and records of the Convertible Notes as maintained by the Convertible Notes Indenture Trustee (or its agents) shall be closed, and (iii) any transfer of any Claim shall be prohibited. The Debtors and the Convertible Notes Indenture Trustee shall have no obligation to recognize any transfer of any Claims, including without limitation any Convertible Notes Claims, occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date.
8.13    Reserves.
180.01    The following Reserves shall be established and funded by THQI according to the following terms. THQI shall have the right but not obligation to establish separate accounts for each of the Reserves.
(a)    Administrative Claims Reserve. Distributions to Holders of Allowed Administrative Claims on account of such Claims shall be made from the Administrative Claims Reserve. On or as soon as practicable after the Effective Date, the

01:13642963.4

Administrative Claims Reserve shall be established and funded with Cash to pay for all Administrative Claims, including any Disputed Administrative Claims, and pursuant to section 2.05(c) of the Plan for the amount established for Professional Fee Claims. THQI shall continue to fund the Administrative Claims Reserve as needed from Revested Assets. Subject to section 8.10, any Cash remaining in the Administrative Claims Reserve after all Administrative Claims have been resolved by Final Order and all Allowed Administrative Claims fully paid shall be released from the Administrative Claims Reserve and used as Revested Assets in accordance with the Plan.
(b)    Disputed Interim Distributions Reserve. Simultaneously with making an Interim Distribution THQI shall establish a Disputed Interim Distributions Reserve into which the Interim Distributions on account of General Unsecured Claims that are not yet Allowed Claims shall be deposited and withdrawn as provided in section 8.05. Subject to section 8.10, any Cash remaining in the Disputed Interim Distributions Reserve after all General Unsecured Claims have been resolved by Final Order shall be released from the Disputed Interim Distributions Reserve and used as Revested Assets in accordance with the Plan.
(c)    Priority/Convenience Claims Reserve. Distributions to Holders of Allowed Priority Claims and Allowed Convenience Claims on account of such Claims shall be made from the Priority/Convenience Claims Reserve. On or as soon as practicable after the Effective Date, the Priority/Convenience Claims Reserve shall be established by THQI and funded by Cash to pay for all Priority Claims and Convenience Claims, including any Disputed Priority Claims and Disputed Convenience Claims. THQI shall continue to fund the Priority/Convenience Claims Reserve as needed from Revested Assets. Subject to section 8.10, any Cash remaining in the Priority/Convenience Claims Reserve after all Priority Claims and Convenience Claims have been resolved by Final Order and all Allowed Priority Claims and Allowed Convenience Claims have been fully paid shall be released from the Priority/Convenience Claims Reserve and used as Revested Assets in accordance with the Plan.
(d)    Operating Reserve. Payments of all Post-Effective Date Expenses shall be made from the Operating Reserve. On or as soon as practicable after the Effective Date, the Operating Reserve shall be established by THQI and funded by Cash to pay for all projected Post-Effective Date Expenses. THQI shall continue to fund the Operating Reserve as needed from Revested Assets. Any Cash remaining in the Operating Reserve that THQI, the Stock Trustee and the Litigation Trustee agree is not necessary to fund their respective Post-Effective Date Expenses shall be released from the Operating Reserve and used as Revested Assets in accordance with the Plan.
(e)    Secured Claims Reserve. Distributions to Holders of Allowed Secured Claims shall be made from the Secured Claims Reserve. On or as soon as practicable after the period by which THQI must make an election as to the treatment of each Secured Claim, the Secured Claims Reserve shall be established by THQI and funded with Cash to pay for all Secured Claims, including any Disputed Secured Claims. THQI shall continue to fund the Secured Claims Reserve as needed from Revested Assets. Subject to section 8.10, any Cash remaining in the Secured Claims Reserve after all Secured Claims have been resolved by Final

01:13642963.4

Order and all such Allowed Secured Claims fully paid shall be released from the Secured Claims Reserve and used as Revested Assets in accordance with the Plan.
(f)    Undelivered Distributions Reserve. On or as soon as practicable after the Effective Date, THQI shall establish an Undeliverable Distributions Reserve into which Undeliverable Distributions shall be deposited and withdrawn as provided in section 8.06.
(g)    Reduced or Disallowed Administrative, Priority or Secured Claims. To the extent a Disputed Claim (other than a General Unsecured Claim) for which Cash has been deposited into a Reserve is not allowed or becomes an Allowed Claim in an amount less than the amount retained in a Reserve with respect to such Claim, the amount that was retained in the Reserve on account of such Claim, or the excess of the amount that was retained on account of such Claim over the amount actually distributed on account of such Claim, shall be released from the Reserve and used as Revested Assets in accordance with the Plan.
(h)    Reserve Amounts for Disputed Administrative, Priority, and Secured Claims. For purposes of establishing reserves for Disputed Administrative Claims, Disputed Priority Claims, and Disputed Secured Claims, the amount of such Claims shall be the stated liquidated “face amount” of the Claim, unless the Claim is estimated to be a different amount by Order of the Bankruptcy Court. If such Disputed Claim does not provide a stated liquidated “face amount,” then the “face amount” shall be estimated by the Bankruptcy Court, and such estimated amount: (a) shall be used in calculating reserves for such Claim; and (b) shall set the maximum allowed amount of such Claim for purposes of Distributions on account of the Claim. Nothing in this section shall preclude THQI, or any Holder of a Disputed Claim on notice to THQI, from seeking an Order of the Bankruptcy Court in respect of or relating to the amount retained with respect to the Holder’s Disputed Claim.
(i)    Reserves Remain the Property of THQI. The Reserves designated in this section 8.13 are for accounting purposes only and do not alter the legal or beneficial ownership of the reserved amounts, which remain the property of THQI, until distributed to the Holders of Allowed Claims or, in the case of the Operating Reserve, until paid as Post-Effective Date Expenses.
8.14    Interim Distributions.
181.01
(a)    As soon as practicable after the satisfaction in full of, or the establishment of Reserves pursuant to section 8.13 for, Allowed Administrative Claims, Allowed Priority Claims, and Allowed Secured Claims, THQI, subject to section 8.10, is authorized to make an Interim Distribution on account of Allowed Class 5 Claims.
(b)    THQI may, but is not required to, make Interim Distributions of Available Cash to Holders of Allowed Claims, no more often than quarterly, provided that each such Interim Distribution in the aggregate (including Interim Distributions deposited into the Interim Distributions Reserve) consists of no less than $1,000,000 of Available Cash. Notwithstanding the foregoing: (i) THQI may decide to make an Interim Distribution consisting

01:13642963.4

of less than $1,000,000 in the aggregate of Available Cash; and (ii) THQI must make an Interim Distribution at the end of each quarter on which THQI has more than $2,000,000 of Available Cash.
8.15    Calculation for Interim Distributions.
(a)    In calculating the amount of Interim Distributions, THQI shall treat all General Unsecured Claims that have not yet been Allowed (until and unless that Claim has been finally disallowed) as if each General Unsecured Claim had been Allowed in the least amount fixed by the following: (a) the filed amount of such Claim if such Claim states a fixed liquidated amount; (b) the amount determined by the Bankruptcy Court for purposes of fixing the amount to be retained for such Claim; and (c) such other amount as may be agreed upon by the Holder of such Claim and THQI. Nothing in this section shall preclude THQI, or any Holder of a Disputed General Unsecured Claim on notice to THQI, from seeking an Order of the Bankruptcy Court in respect of or relating to the amount retained with respect to such Holder’s Disputed Claim.
8.16    Deposits Into Disputed Interim Distributions Reserve.
182.01
(a)    At the time of making Interim Distributions, THQI shall deposit into the Disputed Interim Distributions Reserve the Interim Distributions that would have been paid on account of any not yet Allowed General Unsecured Claims had they been Allowed at the time of the Interim Distribution, calculated as set forth in section 8.15.
(b)    On the date of the first Distribution that is at least forty-five (45) days after the date that a General Unsecured Claim on account of which Interim Distributions have been deposited into the Disputed Interim Distributions Reserve becomes an Allowed Claim, THQI shall remit to the Holder of such Allowed Claim from the Disputed Interim Distributions Reserve Cash equal to the lesser of: (i) the amounts that would have been distributed on account of such Allowed Claim in any prior Interim Distribution(s); and (ii) the amounts retained with respect to such Claim in the Interim Distributions Reserve.
8.17    Final Distribution.
183.01    After: (a) all Claims have been resolved; (b) all Allowed Claims except General Unsecured Claims, Subordinated Claims and Securities Law Claims have been paid; (c) all material Revested Assets have been converted to Cash; and (d) the Operating Reserve has been adequately funded, THQI shall distribute all Net Proceeds to Holders of Allowed Claims and Allowed Equity Interests pursuant to the provisions of the Plan, and taking into account any Distributions of Interim Distributions.
8.18    Distribution of Post-Effective Date Interest.
184.01    After THQI has paid all amounts due to Holders of Allowed Class 5 Claims, THQI shall pay any Post-Effective Date Interest to Holders of such Claims to the extent provided in the Plan.

01:13642963.4

8.19    Maximum Amount of Distributions.
185.01    In no event shall a Holder of an Allowed Claim be entitled to receive in the aggregate on account of such Allowed Claim more than the total amount of such Allowed Claim plus, to the extent provided in the Plan, interest accrued after the Petition Date on such amount.
8.20    No Recourse.
186.01    Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by the Plan there is insufficient value to provide a recovery equal to that received by other Holders of Allowed Claims in the respective Class, no Claim Holder shall have recourse against THQI, the Stock Trust, the Stock Trustee, the Litigation Trust, the Litigation Trustee, the Debtors, the Committee, or any of their respective professionals, consultants, officers, directors, employees or their successors or assigns, or any of their respective property. However, nothing in the Plan shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code, nor shall it modify or limit the ability of claimants (if any) to seek disgorgement to remedy any unequal Distribution from parties other than those released under this section. THE ESTIMATION OF CLAIMS AND THE ESTABLISHMENT OF RESERVES UNDER THE PLAN MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.
8.21    Satisfaction of Claims and Equity Interests.
187.01    Unless otherwise provided in the Plan or the Confirmation Order, any Distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete satisfaction of such Allowed Claims. Any Administrative Claim or Claim that has been paid or otherwise satisfied in full or in part may be reflected on the claims register by THQI as satisfied (in full or in part) and reduced by such amount for purposes of Distributions or any other treatment under the Plan without a claims objection having to be filed and without any further notice to or action, Order, or approval of the Bankruptcy Court.
8.22    Distributions to Holders of the Convertible Notes Claims.
188.01    All Distributions to be made under the Plan to Holders of Convertible Notes Claims shall be made to the Convertible Notes Indenture Trustee, which, subject to the right of the Convertible Notes Indenture Trustee to assert its Convertible Notes Indenture Trustee Charging Lien against such Distributions, shall transmit such Distributions to the Holders of such Convertible Notes Claims. All payments to Holders of Convertible Notes Claims shall only be made to such Holders after the surrender by each such Holder of the certificates representing such Convertible Notes Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon such Holder’s compliance with the requirements set forth in section 8.24 below. Upon such Holder’s surrender of any certificates, the Convertible Notes Indenture Trustee shall cancel and destroy such certificates. As soon as practicable after surrender of certificates evidencing the Convertible Notes Claims, the Convertible Notes Indenture Trustee shall

01:13642963.4

distribute to the Holder thereof such Holder’s Pro Rata share of such Distributions, if any, and at all times subject to the rights of the Convertible Notes Indenture Trustee to assert its Convertible Notes Indenture Trustee Charging Lien against such Distribution.
8.23    Delivery and Surrender of the Convertible Notes.
189.01    [Intentionally omitted.]
8.24    Lost or Stolen Notes.
190.01    Holders of any Convertible Note shall surrender all such Convertible Notes to the Convertible Notes Indenture Trustee. No Distribution hereunder shall be made to or on behalf of any such holder unless and until such Convertible Note is received by the Convertible Notes Indenture Trustee, or the loss, theft or destruction of such Convertible Note is established to the satisfaction of the Convertible Notes Indenture Trustee, including requiring such holder (i) to submit a lost instrument affidavit and an indemnity bond, and (ii) to hold the Debtors and the Convertible Notes Indenture Trustee harmless in respect of such Convertible Note and any Distributions made in respect thereof. Upon compliance with this section 8.24 by a holder of any Convertible Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such Convertible Note. Any such holder that fails to surrender such Convertible Note or satisfactorily explain its non-availability to the Convertible Notes Indenture Trustee within eighteen (18) months of the Effective Date shall be deemed to have no further Claim against the Debtors, the Stock Trustee, the Litigation Trustee or their property or the Convertible Notes Indenture Trustee in respect of such Claim and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such holder, if any, shall be returned to THQI for Distribution to all Holders of Allowed General Unsecured Claims or to those otherwise entitled to Distribution under section 8.10 of the Plan.
8.25    Additional Fees and Expenses of the Convertible Notes Indenture Trustee.
191.01     To the extent that the Convertible Notes Indenture Trustee provides services related to solicitation and Distributions pursuant to the Plan, the Convertible Notes Indenture Trustee will receive from THQI, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Convertible Notes Indenture Trustee and THQI.
ARTICLE IX.
LITIGATION AND DISPUTED CLAIMS
9.01    Preservation of Causes of Action And Derivative Actions.
192.01
(a)    As of the Effective Date, THQI shall retain all rights on behalf of the Debtors and the Estates to commence, pursue, and settle, as appropriate, any and all Causes of Action (including Avoidance Actions), whether arising before or after the Petition Date, in any court or other tribunal, including, without limitation, an adversary proceeding filed in the Cases. The failure to explicitly list any Causes of Action and other potential or existing claims of the

01:13642963.4

Debtors or Estates is not intended to limit the rights of THQI to pursue any Causes of Action and claims not so identified. The Debtors shall file a non-exhaustive list of Causes of Action at least ten (10) Business Days before the Confirmation Hearing; provided, however, that notwithstanding any otherwise applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze, or refer to any Cause of Action, or potential Cause of Action, in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Debtors’, Estates’, or the Litigation Trustee’s right to commence, prosecute, defend against, settle, and realize upon any Cause of Action that the Debtors or the Estates have or may have as of the Confirmation Date. THQI may commence, prosecute, defend against, recover on account of, and settle all Causes of Action in THQI’s sole discretion in accordance with what is in the best interests, and for the benefit, of Holders of Allowed Claims and Interests and the Debtors.
(b)    As of the Effective Date, the Litigation Trust shall be deemed to have received a transfer of all rights on behalf of the Debtors and the Estates to commence, pursue, settle, as appropriate, any and all Derivative Actions, whether arising before or after the Petition Date, in any court or other tribunal, including, without limitation, an adversary proceeding in the Chapter 11 Cases. Notwithstanding any otherwise applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze, or refer to any Derivative Action in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Litigation Trustee’s right to commence, prosecute, defend against, settle, and realize upon any Derivative Action that the Debtors or the Estates have or may have as of the Confirmation Date. The Litigation Trustee may commence, prosecute, defend against, recover on account of, and settle all Derivative Action in the Litigation Trustee’s sole discretion in accordance with what is in the best interests, and for the benefit, of Holders of Allowed Claims and Allowed Equity Interests and the Debtors.
(c)    Unless a Cause of Action or Derivative Action against a person is expressly waived, relinquished, released, compromised, or settled by Final Order, the Debtors expressly reserve such Causes of Action and Derivative Actions for later adjudication (including, without limitation, Causes of Action and Derivative Actions of which the Debtors may presently be unaware, or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time, or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches shall apply to any Cause of Action or Derivative Action upon, or after, the Confirmation Date or consummation of the Plan based on the Disclosure Statement, the Plan, or the Confirmation Order, except where such Causes of Action and Derivative Actions have been expressly released by Final Order.
9.02    No Waiver.
193.01    Neither the failure to list a Claim in the Schedules, the failure of any

01:13642963.4

person to object to a Claim for purposes of voting, the failure of any person to object to a Claim prior to the Confirmation Date or the Effective Date, the failure of any person to assert a Cause of Action prior to Confirmation of the Plan or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim, nor any action or inaction of any person with respect to a Claim, or Cause of Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of the Debtors, the Estates, the Litigation Trustee, or their successors or representatives, before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to: (a) object to or examine such Claim, in whole or in part; or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, or otherwise act on or enforce any Cause of Action. Any person with respect to which the Debtors have incurred an obligation (whether on account of services, purchase or sale of property, or otherwise), or which has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from or to the Debtors should assume that such obligation, transfer, or transaction may be reviewed by THQI subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such person has filed a proof of Claim against the Debtors; (ii) such person’s proof of Claim has been objected to by THQI, or any other person; (iii) such person’s Claim was included in the Schedules; or (iv) such person’s scheduled Claims have been objected to by the Debtors, or any other person, or has been identified as disputed, contingent, or unliquidated.
9.03    Late-Filed Claims.
194.01    On the Effective Date, except as otherwise agreed by the Debtors prior to the Effective Date in consultation with the Committee, and thereafter by THQI, or unless otherwise ordered by the Bankruptcy Court, any and all Administrative Claims and Claims filed twenty (20) days or more after the applicable Bar Date shall be automatically deemed disallowed in full for purposes of Distribution or any other treatment under the Plan as of the Effective Date without any further notice to or action, Order or approval of the Bankruptcy Court and Holders of such Claims may not receive any Distribution on account of such Claims.  To the extent a party in interest wishes to file a late Administrative Claim or Claim after the Effective Date, such party in interest shall either obtain written consent from THQI to file such late-filed Administrative Claim or Claim or obtain an Order of the Bankruptcy Court permitting the late-filed Administrative Claim or Claim.  In the event an Administrative Claim or Claim is permitted to be late-filed, THQI shall have one hundred and twenty (120) days from the date the Holder is permitted to file the late Claim to object to such Claim.
9.04    Amendments to Claims.
195.01    After the Effective Date, a proof of Claim may not be amended without the authorization of the Bankruptcy Court. On the Effective Date, except as otherwise agreed by the Debtors in consultation with the Committee prior to the Effective Date, and thereafter by THQI, or unless otherwise ordered by the Bankruptcy Court, any Administrative Claim or Claim that amends or supersedes an Administrative Claim or Claim shall be automatically deemed disallowed in full for purposes of Distribution or any other treatment under the Plan as of the Effective Date without any further notice to or action, Order or approval of the Bankruptcy Court and Holders of such Claims may not receive any Distribution on account of such Claims.

01:13642963.4

9.05    Objections to and Resolution of Disputed Claims.
196.01    On and after the Effective Date, THQI shall have the right to make and file objections to Claims and to prosecute, settle, and/or withdraw such objections. THQI, with approval of the Bankruptcy Court, shall have the authority to compromise, settle, withdraw, or otherwise resolve any objection to any Claim. THQI shall, no later than one-hundred eighty (180) days after the later of (a) the Effective Date or (b) the date on which a proof of Claim is filed with the Bankruptcy Court (the “Claim Objection Deadline”), file and serve all objections to Claims (other than Administrative Claims which are subject to section 2.02) upon the Holder of the Claim to which the objection is made. THQI may extend the Claim Objection Deadline for a single one-hundred twenty (120) day period by filing a notice of the extended deadline with the Bankruptcy Court; provided, however, that nothing herein shall modify the statute of limitations for any affirmative Cause of Action that THQI may assert against any third party. Thereafter, the deadline may be further extended only by an Order of the Bankruptcy Court.
9.06    Convertible Notes Indenture Trustee as Claim Holder.
197.01    Consistent with Rule 3003(c) of the Bankruptcy Rules, (a) the Debtors shall recognize the proofs of claim filed by the Convertible Notes Indenture Trustee in respect of the Convertible Notes Claims, and (b) any other Claim, solely to the extent that such Claim is arising from or relating to the Convertible Notes Indenture or the Convertible Notes, may be automatically disallowed as duplicative of the Claims of the Convertible Notes Indenture Trustee without any further action or Bankruptcy Court Order.
ARTICLE X.
CORPORATE GOVERNANCE AND
MANAGEMENT OF THE DEBTORS
10.01    Post-Effective Date Corporate Existence.
198.01    Each Debtor is authorized and empowered, but not required, to merge into or with each other Debtor to take and cause to be taken such actions as are necessary to carry out such mergers, in each case, on such terms and conditions it may deem necessary or desirable. THQI is authorized and empowered to file all tax returns for the Debtors, and may, if appropriate, (a) effect the dissolution of the Debtors other than THQI as soon as practicable after the Effective Date and (b) effect the dissolution of THQI and any remaining Debtors after all Distributions have been completed.
10.02    Corporate Action.
199.01    All matters provided for under the Plan that would otherwise require approval of the stockholders, directors, members, managers or partners of one or more of the Debtors, including (i) the effectiveness of the certificates of incorporation and by-laws of the Debtors, and (ii) the election or appointment, as the case may be, of directors and officers of the Debtors will be deemed to be in effect from and after the Effective Date pursuant to section 303 of the Delaware General Corporation Law or other applicable law of the states in which the Debtors are organized, without any requirement of further action by the stockholders, directors, members, managers, or partners of the Debtors.

01:13642963.4

10.03    Officers and Boards of Directors.
200.01    Effective as of the Effective Date, the board of directors or board of managers, as applicable, of each Debtor shall be comprised solely of the Stock Trustee or its designee. Effective as of the Effective Date, members of the board of directors or board of managers, as applicable, of each Debtor serving in such capacities prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Debtor(s) on or after the Effective Date.
10.04    Cancellation of Existing Securities and Agreements.
201.01    On the Effective Date, any document, agreement or instrument evidencing any Claim against or Equity Interests in any of the Debtors, including, without limitation, the Convertible Notes Indenture and the Convertible Notes, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, Order, or rule and the obligations of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests, as the case may be, shall be discharged; provided, however, that notwithstanding anything in the Plan to the contrary, Convertible Notes Indenture and the Convertible Notes shall continue in effect for the purposes of (i) allowing the Holders of the Convertible Notes to receive their Distributions hereunder, (ii) allowing the Convertible Notes Indenture Trustee to make Distributions, if any, on account of the Notes, and (iii) permitting the Convertible Notes Indenture Trustee to assert its Indenture Trustee Charging Lien against such Distributions for the payment of the Convertible Notes Indenture Trustee Fee. A single share in THQI shall be deemed issued on the Effective Date to the Stock Trust.
ARTICLE XI.
OTHER PLAN PROVISIONS
11.01    Discharge of the Debtors.
202.01    Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge the Claims against the Debtors; provided, however, that no Holder of a Claim or Equity Interest may, on account of such Claim or Equity Interest, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, the Stock Trustee or the Litigation Trustee or their respective successors, assigns or property, except as expressly provided in the Plan, and the automatic stay under Section 362(a) of the Bankruptcy Code shall remain in effect until all Revested Assets have been fully administered and THQI’s Chapter 11 Case is closed.
11.02    Management Release by the Debtors.
203.01    Subject to the occurrence of the Effective Date, the Management Release is approved by the Bankruptcy Court. The Confirmation Order shall be deemed (i) an Order of the Bankruptcy Court granting and approving the Management Release pursuant to sections 105(a) and 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and (ii) the Release Order referenced in the Management Release.
11.03    Term of Pre-Confirmation Injunctions or Stays.
204.01    Unless otherwise provided in the Plan, the Confirmation Order, or a

01:13642963.4

separate Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all Revested Assets and Derivative Actions have been fully administered and THQI’s Chapter 11 Case has been closed.
11.04    Injunction Against Interference with Plan.
205.01    Upon the entry of the Confirmation Order, all Holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any action to interfere with the implementation or consummation of the Plan.
11.05    Injunction.
206.01    Except as otherwise expressly provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all persons who have held, who hold or who may hold Liens, Claims, liabilities or encumbrances against the Debtors’ Assets or Equity Interests in any or all of the Debtors, along with their respective present and former employees, agents, officers, directors, and principals, are permanently enjoined, with respect to any such Liens, Claims, liabilities, encumbrances or Equity Interests, as of the Confirmation Date, but subject to the occurrence of the Effective Date, from:
(a)    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Stock Trust, the Stock Trustee, the Litigation Trust, the Litigation Trustee, or any of their property;
(b)    enforcing, levying, attaching (including any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or Order against or affecting the Debtors, the Stock Trust, the Stock Trustee, the Litigation Trust, the Litigation Trustee, or any of their property (including, without limitation, the Revested Assets);
(c)    creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against or affecting the Debtors, the Stock Trust, the Stock Trustee, the Litigation Trust, the Litigation Trustee, or any of their property (including, without limitation, the Revested Assets);
(d)    acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law;
(e)    taking any actions to interfere with the implementation or consummation of the Plan; and

01:13642963.4

(f)    commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan, such as commencing or continuing an action or other proceeding with respect to Claims and causes of action which are extinguished or released pursuant to the Plan; provided, however, that nothing herein shall preclude such persons from exercising their rights arising under and consistent with the Plan.
11.06    Exculpation and Limitation of Liability for Postpetition Conduct.
207.01    None of the Debtors, the Committee, or any of their respective current or former members, partners, officers, directors, employees, advisors, professionals, or agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) but solely in their capacities as such (collectively, the “Exculpated Parties”) shall have or incur any liability to any entity, including, without limitation, any Holder of any Claim or Equity Interest, for any act or omission on or after the Petition Date and on or before the Effective Date in connection with, related to, or arising out of the Chapter 11 Cases, the Estates, the sale of the Debtors’ Assets, the negotiation and execution of the Plan, the Disclosure Statement, the solicitation of votes for and the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, and the property to be distributed under the Plan on or before the Effective Date, including all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all postpetition activities leading to the promulgation and Confirmation of the Plan except in case of fraud, willful misconduct, intentional misconduct or gross negligence by such Exculpated Party as determined by a Final Order. Nothing in this section 11.06 shall be construed as a release of any entity’s fraud, gross negligence, intentional misconduct or willful misconduct with respect to matters set forth in this section 11.06.
11.07    Debtors’ Release.
208.01    [Intentionally omitted]
11.08    Injunction Related to Release and Exculpation.
209.01    The Confirmation Order shall permanently enjoin the commencement or prosecution by any person, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released, enjoined, exculpated, or otherwise limited or prohibited pursuant to the Plan, including the Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities in section 11.06 and 11.07 of the Plan.
11.09    Release of Liens and Encumbrances.
210.01
(a)    Each Lien or encumbrance on the Debtors’ Assets, other than permitted encumbrances, including Liens or encumbrances securing: (x) any Secured Tax Claim, Secured Credit Facility Claim, Other Secured Claim, or obligation arising under or related to the Debtors’ DIP Facility Documents; (y) any Claim that is purportedly secured; or (z) any judgment, personal property or ad valorem tax, or other tax of any kind or

01:13642963.4

character, mechanic’s or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, regardless of whether such Claim has been scheduled or proof of such Claim has been filed, be deemed released;
(b)    if such Lien or encumbrance secures a Secured Tax Claim, Secured Credit Facility Claim or Other Secured Claim, such Lien or encumbrance shall upon payment of the consideration set forth in Article IV of the Plan, as the case may be, automatically, and without further action by the Debtors or THQI, be deemed released;
(c)    in all other cases, such Lien or encumbrance shall automatically, and without further action by the Debtors or THQI, be deemed released immediately upon the occurrence of the Effective Date; and
(d)    the holder of any such Lien or encumbrance shall execute such documents and instruments as the Debtors or THQI, as the case may be, require to evidence such Claim Holder’s release of such property or Lien or encumbrance, and if such Holder refuses to execute appropriate documents or instruments, the Debtors or THQI (as applicable) may, in their discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim Holder’s rights in such property.
11.10    Preservation and Application of Insurance.
211.01    The provisions of the Plan shall not diminish or impair in any manner the enforceability and/or coverage of any insurance policies (and any agreements, documents, or instruments relating thereto) that may cover Claims (including personal injury/workers’ compensation or directors/officers Claims) against the Debtors, any directors, trustees or officers of the Debtors, or any other person other than as expressly as set forth herein. For the avoidance of doubt, and as set forth herein, all of the Debtors’ insurance policies, or third party policies naming the Debtors as an additional insured party, and the proceeds thereof shall be available to satisfy any Claims to the extent such insurance policies cover such Claims. In addition, such insurance policies and proceeds thereof shall be available to satisfy Claims estimated pursuant to section 502(c) of the Bankruptcy Code or in accordance with the Plan.
11.11    Indemnification.
212.01    The Stock Trustee and the Litigation Trustee shall be indemnified and receive reimbursement against and from all loss, liability, expense (including counsel fees) or damage which the Stock Trustee or the Litigation Trustee may incur or sustain in the exercise and performance of any of their respective powers and duties under the Plan, to the fullest extent permitted by law, except if such loss, liability, expense or damage is finally determined by a court of competent jurisdiction to result solely from the Stock Trustee’s or the Litigation Trustee’s willful misconduct, fraud, intentional misconduct or gross negligence. The amounts necessary for such indemnification and reimbursement shall be paid by THQI out of the Available Cash. The Stock Trustee and the Litigation Trustee shall not be personally liable for this indemnification obligation or the payment of any expense of administering the Plan or any other liability incurred in connection with the Plan, and no person shall look to the Stock Trustee or the Litigation Trustee personally for the payment of any such expense or liability. This

01:13642963.4

indemnification shall survive the death, resignation or removal, as may be applicable, of the Stock Trustee and Litigation Trustee and shall inure to the benefit of the Stock Trustee’s and the Litigation Trustee’s successors, heirs and assigns, as applicable.
11.12    Satisfaction of Subordination Rights.
213.01    All Claims against the Debtors and all rights and Claims between or among Claim Holders relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the Distributions under the Plan, and such subordination rights shall be deemed waived, released, and terminated as of the Effective Date.
11.13    No Admissions.
214.01    Except as specifically provided in the Plan, nothing contained in the Plan shall be deemed or construed in any way as an admission by the Debtors or the Estates with respect to any matter set forth in the Plan, including the amount or allowability of any Claim, or the value of any property of the Estates. Notwithstanding anything to the contrary in the Plan, if the Plan is not confirmed or the Effective Date does not occur, the Plan will be null and void, and nothing contained in the Plan will: (a) be deemed to be an admission by the Debtors or the Estates with respect to any matter discussed in the Plan, including liability on any Claim or the propriety of any Claim’s classification; (b) constitute a waiver, acknowledgement, or release of any Claims, Interests, or any claims held by the Debtors or the Estates; or (c) prejudice in any manner the rights of the Debtors or the Estates in any further proceedings.
11.14    Withdrawal of Plan.
215.01
(a)    Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.
(b)    Effect of Withdrawal, Revocation or Non-Consummation. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of executory contracts, unexpired leases, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void; provided, however, that any settlements or compromises embodied in the Plan that have been otherwise approved by separate Order of the Bankruptcy Court shall remain in full force in effect notwithstanding withdrawal or revocation of the Plan or the failure of the Confirmation Date or Effective Date to occur. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other person, to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other person.

01:13642963.4

11.15    Waiver of Bankruptcy Rule 3020(e) Stay.
216.01    Pursuant to Bankruptcy Rule 3020(e), the Confirmation Order shall be effective immediately upon its entry and shall not be subject to the stay provided in Bankruptcy Rule 3020(e).
ARTICLE XII.
RETENTION OF JURISDICTION
12.01    Scope of Bankruptcy Court Jurisdiction.
217.01    The Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:
(a)    To hear and determine pending applications for the assumption, assumption and assignment or rejection of executory contracts and unexpired leases and the allowance of cure amounts and Claims resulting therefrom or from the assumption, assumption and assignment or rejection of executory contracts or unexpired leases pursuant to the Plan;
(b)    To hear and determine any and all adversary proceedings, applications, and contested matters, and to order appropriate relief in connection therewith (including issuance and/or enforcement of releases);
(c)    To hear and determine any objection to Administrative Claims, Claims or Equity Interests;
(d)    To enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;
(e)    To issue such Orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;
(f)    To consider any amendments to, or modifications of, the Plan and the Plan Supplement, and any dispute or controversy relating to execution, delivery or compliance with any document included in the Plan Supplement, and to cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including the Confirmation Order;
(g)    To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;
(h)    To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;
(i)    To issue injunctions, enter and implement Orders, and take such

01:13642963.4

other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, any transaction to be consummated in accordance therewith, the Stock Trust Agreement, the Litigation Trust Agreement, the Confirmation Order, or any other Order of the Bankruptcy Court;
(j)    To recover all Assets of the Debtors and property of the Debtors and Litigation Trust, wherever located;
(k)    To hear and determine matters concerning state, local, and federal taxation, including as provided by sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);
(l)    To resolve any Disputed Claims or Equity Interests;
(m)    To hear any other matter consistent with the Bankruptcy Code; and
(n)    To enter a final decree closing the Chapter 11 Cases; provided, however, with respect to a governmental unit’s exercise of its police or regulatory powers other than the enforcement of a money judgment, the jurisdiction of any other tribunal shall not be reduced or impaired from that set forth in any applicable, valid statutory grant of jurisdiction.
ARTICLE XIII.
MISCELLANEOUS PROVISIONS
13.01    Critical Vendor and Other Payments.
218.01    Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by one or more of the Debtors pursuant to an Order of the Bankruptcy Court. To the extent such payments are not reflected in the Schedules, such Schedules are hereby amended and reduced to reflect that such payments were made. Nothing in the Plan shall preclude the Debtors from paying Claims that the Debtors were authorized to pay pursuant to a Final Order entered by the Bankruptcy Court prior to the Confirmation Date.
13.02    Effectuating Documents and Further Transactions.
219.01    Each of the Debtors, the Stock Trustee and the Litigation Trustee is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.
13.03    Exemption from Transfer Taxes.
220.01    Pursuant to section 1146(c) of the Bankruptcy Code, no stamp, real estate transfer, mortgage recording, or similar tax shall be imposed on a “transfer under a plan,” including an issuance, transfer, or exchange of notes or equity securities under the Plan, creation of any mortgage, deed of trust, or other security interest, making or assignment of any lease or

01:13642963.4

sublease, or making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including a merger or consolidation agreement, deed, bill of sale, or assignment executed in connection with transactions contemplated by the Plan.
13.04    Retention of the Claims and Noticing Agent.
221.01    In accordance with the Bankruptcy Court’s Protocol for the Employment of Claims and Noticing Agents Under 28 U.S.C. § 156(c) the Claims and Noticing Agent shall continue to serve and shall not be terminated until entry of an Order in the Chapter 11 Cases authorizing the termination of the services of the Claims and Noticing Agent. The Claims and Noticing Agent shall not be required to file a request for payment of outstanding fees for services rendered or reimbursement of expenses incurred through and including the Effective Date, which shall be deemed an Administrative Claim against the Debtors and their Estates, provided, however, that the Claims and Noticing Agent shall submit the appropriate documentation to THQI for such services by no later than the forty-fifth (45th) day after the Effective Date. From and after the Effective Date, the fees and expenses of the Claims and Noticing Agent shall be paid in the ordinary course of business upon submission of the appropriate documentation to THQI.
13.05    Access.
222.01    From and after the Effective Date, the Debtors, the Stock Trustee and the Litigation Trustee shall cooperate with each person that served as a director or officer of a Debtor at any time prior to the Effective Date, and make available to each such person such documents, books, records and information relating to the Debtors’ activities prior to the Effective Date that such party may reasonably request relating to his or her role as a director or officer of a Debtor, provided, that the Litigation Trustee may require, in its sole and absolute discretion, that any given documents, books, records or information sought for purposes of prosecuting or defending pending, threatened or asserted litigation must be requested and provided in accordance with the Bankruptcy Rules and the Federal Rules of Civil Procedure.
13.06    Statutory Fees and Post-Effective Date Reports.
223.01    All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable. From and after the Effective Date, the Debtors shall be liable for and shall pay the fees assessed against their estates under 28 U.S.C. § 1930 until entry of a final decree closing the applicable Debtor’s case. THQI shall file post-confirmation quarterly reports (and any pre-confirmation monthly operating reports not theretofore filed) in conformity with the U.S. Trustee guidelines (as modified by agreement with the U.S. Trustee), until entry of an Order closing or converting the Chapter 11 Cases. The U.S. Trustee shall not be required to file a request for payment of the U.S. Trustee Fees, which shall be deemed an Administrative Claim against the Debtors and their Estates. Following entry of the Confirmation Order and until entry of a final decree closing the Chapter 11 Cases, THQI shall report, every one-hundred twenty (120) days or as otherwise ordered by the Bankruptcy Court, on the status of implementation of the Plan and the review, prosecution, and resolution of Causes of Action and Derivative Actions. The Stock Trustee and the Litigation Trustee shall provide to THQI any information necessary for completion of such reports.

01:13642963.4

13.07    Amendment or Modification of the Plan.
224.01    Alterations, amendments, or modifications of or to the Plan (including to provide for treatment different than that set forth herein with respect to any class of Claim or Equity Interest, including establishment of subclasses of Classes of Claims or Equity Interests to the extent required, if so elected by the Debtors or if the deemed consolidation contemplated by Article VI of the Plan is not approved, the unimpairment of Classes that are Impaired hereunder, and the impairment of Classes that are unimpaired hereunder) may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A Holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder.
13.08    Confirmation Order.
225.01    The Confirmation Order shall, and is hereby deemed to, ratify all transactions effected by the Debtors during the period commencing on the Petition Date and ending on the Confirmation Date except for any acts constituting willful misconduct, intentional misconduct, gross negligence or fraud.
13.09    Severability.
226.01    If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and provides that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
13.10    Expedited Tax Determination.
227.01    The Debtors, the Stock Trustee or the Litigation Trustee may request an expedited determination of Taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Debtors for all taxable periods beginning on or before the Effective Date.

01:13642963.4

13.11    Governing Law.
228.01    Except to the extent the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit or schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any contrary result otherwise required under any applicable choice or conflict of law rules.
13.12    Exhibits/Schedules.
229.01    All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.
13.13    2002 List.
230.01    On and after the Effective Date, the Claims and Noticing Agent shall maintain the list of parties entitled to receive notices in these Chapter 11 Cases in accordance with Del. Bankr. LR 2002-1(b) (the “2002 List”). Any party that desires to remain on the 2002 List in the Chapter 11 Cases shall, within thirty (30) days of the Effective Date, file a renewed request for receipt of notices and serve copies of such request by mail upon the Claims and Noticing Agent and as applicable THQI, who may remove from the 2002 List any party that does not file and serve a renewed request within thirty (30) days after the Effective Date, provided, however, that the U.S. Trustee shall remain on the 2002 List without the need to file a renewed request for receipt of notices. Any party removed from the 2002 List in accordance with this paragraph shall be added back to the 2002 List promptly upon the filing and service of a renewed request by such party in accordance with this paragraph.
13.14    Dissolution of the Committee.
231.01    The functions of the Committee shall terminate on the thirtieth (30th) day following the Effective Date. The Committee shall be deemed dissolved as of such date, and the members of the Committee shall be released and discharged of all further authority, duties, responsibilities, and obligations related to and arising from their service as Committee members; provided, however, that following the Effective Date, the Professionals to the Committee shall be entitled to assert any claims for compensation for services rendered or reimbursement of expenses incurred after the Effective Date, which fees and expenses shall be paid in the ordinary course of business upon submission to THQI of appropriate documentation. Notwithstanding anything in the Plan to the contrary, THQI is authorized to prosecute any objection, action or proceeding filed by the Committee that is not resolved prior to dissolution of the Committee and to engage the Committee’s current counsel and advisors to do so.
13.15    Entry of a Final Decree.
232.01    Promptly following the liquidation or other disposition of all Revested Assets, including the Causes of Action, and the Distribution of all Revested Assets pursuant to the Plan, the Stock Trust Agreement and the Litigation Trust Agreement, THQI will file a motion with the Bankruptcy Court to obtain entry of a final decree closing the Chapter 11 Case of THQI. Upon entry of the final decree, THQI shall be authorized in its sole discretion to discard or destroy THQI’s books and records of the Debtors, the Stock Trust and the Litigation Trust.

01:13642963.4

13.16    Notices.
233.01    All notices, requests, and demands to or upon the Debtors or the Committee to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael R. Nestor
M. Blake Cleary
Jaime Luton Chapman
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 576-3312
Counsel for the Debtors
GIBSON, DUNN & CRUTCHER LLP Oscar Garza Jeffrey C. Krause 333 South Grand Avenue Los Angeles, California 90071-1512 Telephone: (213) 229-7000 Facsimile: (213) 229-7520 Counsel for the Debtors
THQ INC. 29903 Agoura Road Agoura Hills, California 91301 Telephone: (818) 871-5000 Facsimile: (818) 591-7400 Attn: Edward L. Kaufman For the Debtors	ANDREWS KURTH LLP Paul N. Silverstein Jonathan I. Levine 450 Lexington Avenue New York, New York 10017 Telephone: (212) 850-2800 Facsimile: (212) 850-2929 Counsel for the Committee

01:13642963.4

ARTICLE XIV.
RECOMMENDATIONS AND CONCLUSION
14.01    Recommendation of the Debtors.
234.01    The Debtors believe that Confirmation and implementation of the Plan are preferable to any other alternative because, in their view, the Plan will provide Holders of Allowed Claims and Allowed Equity Interests with the maximum recovery. Accordingly, the Debtors urge Creditors to vote to accept the Plan.

Dated: Wilmington, Delaware
July 16, 2013

Respectfully submitted,

THQ INC. By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: President
THQ DIGITAL STUDIOS PHOENIX, INC. By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: Director; Vice President & Secretary
THQ WIRELESS INC. By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: President, Director & Secretary
VIGIL GAMES, INC. By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: Director; Vice President & Secretary
VOLITION, INC. By: /s/ Edward L. Kaufman Name: Edward L. Kaufman Title: Director; Secretary

01:13642963.4

EXHIBIT 1
Management Release

01:13642963.4
Exhibit 1

GENERAL RELEASE
This General Release (this “Release”) is being granted as of the 22nd day of January 2013, by the Official Committee of Unsecured Creditors (the “Committee”), THQ Inc. (“THQ”), THQ Digital Studios Phoenix, Inc. (“Phoenix”); THQ Wireless Inc. (“Wireless”); Volition, Inc. (“Volition”); and Vigil Games, Inc. as debtors and debtors in possession (together with THQ, Phoenix, Wireless and Volition, collectively, the “Debtors”) in the chapter 11 cases being jointly administered as THQ, Inc., et al,, Case No. 12-13398 (MFW) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to the “Releasees”, as defined below (the Committee, the Debtors and the Releasees shall be referred to herein as the “Parties”), with reference to the following recitals:
RECITALS
A.On December 19, 2012 (the “Petition Date”), the Debtors commenced the above-captioned chapter 11 cases by filing voluntary petitions under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
B.On December 19, 2012, the Debtors filed a motion [D.I. 19] (the “Sale Motion”) seeking among other things, entry of an order: (a) approving and authorizing (i) bidding procedures in connection with the sale of some or substantially all of the assets of the Debtors (the “Acquired Assets”); (ii) stalking horse bid protections; (iii) the form and manner of notice of the sale hearing (the “Sale Hearing”) and (iv) other related relief; and (i) authorizing and approving the sale of the Acquired Assets free and clear of all liens, claims, and encumbrances; (ii) approving the asset purchase agreement; (iii) authorizing and approving the assumption and assignment of executory contracts and unexpired leases; and (iv) related relief.
C.On January 13, 2013, the Court entered the Corrected Order Approving and Authorizing (A) Bidding Procedures in Connection with the Sale of the Operating Assets of the Debtors, (B) Stalking Horse Bid Protections, (C) Form and Manner of Notice of the Sale Hearing and (d) Related Relief [D.I. 152] (the “Bidding Procedures Order”).
D.Pursuant to the Bidding Procedures Order, the Court authorized the Bidding Procedures (as defined in the Bidding Procedures Order).
E.On January 22, 2013, the Debtors commenced an auction (the “Auction”) for the Acquired Assets.
F.At the Auction, representatives of Space Investors LLC (the “Space Investors”), the stalking horse bidder, conditioned an additional overbid for a substantial portion of the Debtors’ assets on the release of all officers and members of management, including all individuals who are vice presidents or more senior than vice presidents, or managers of any of the Debtors, including, without limitation, Jason Rubin, Jason Kay, and all individuals listed on Exhibit “A” hereto, each in their individual capacity and as officer, employee or agent of the

01:13642963.4

Debtors (the “Releasees”). The Committee agreed to support the Debtors’ request for authority of the Bankruptcy Court to grant a general release to the Releasees if Space Investors agreed to submit an additional bid at the Auction, resulting in increase to the total purchase price of the Acquired Assets. Space Investors thereafter submitted such a bid and the other bidders submitted additional overbids. Although Space Investors was ultimately not the successful bidder, the additional bids submitted by Space Investors and in response to Space Investors’ bids, resulted in a total increase in the amount received by the Debtors of more than $3 million.
AGREEMENT
Release by the Debtors.
a.The Debtors do hereby fully, forever and irrevocably release, discharge and acquit Releasees of and from any and all rights, claims, demands, obligations liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively a “Claim” or the “Claims”) including, without limitation, any and all Claims arising from or out of, are connected with, or relate to the management of the Debtors either before or during the chapter 11 cases, the bankruptcy of the Debtors, the administration of the chapter 11 cases, and the sale of the Acquired Assets, as well as any action or inaction of the Releasees or any of them with respect to the Claim.
b.The Debtors irrevocably covenant and agree that it shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising or voluntarily assisting any other person or entity to initiate, institute, maintain or proceed upon any Claim of any nature whatsoever released in subparagraph “a” above.
c.The Debtors represent and warrant that they have not assigned, sold, transferred, or otherwise disposed of any of the Claims released in subparagraph “a” above.
d.The Debtors represent and warrant that each of them has the authority and capacity to execute this Release and the Committee represents and warrants that it supports the Debtors execution and delivery of this Release.
e.As further consideration for this Release, the Debtors, for each of themselves, their successors and assigns, hereby agree, represent, and warrant that the matters released herein are not limited to matters that are known or disclosed, and the Debtors hereby waive any and all rights and benefits that it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California (or any other statute or common law principles of similar effect), which Section provides as follows:

01:13642963.4

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
In connection herewith, each of the Debtors hereby agrees, represents, and warrants that they realize and acknowledge that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses that are presently unknown, unanticipated, and unsuspected, and they further agree, represent, and warrant that this Release has been negotiated and agreed upon in light of that realization and that, except as expressly limited above, it nevertheless hereby intends to release, discharge, and acquit Releasees from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses that are in any way related to the Claims.
Effectiveness of this Agreement. This Agreement is binding on the Parties when signed, but shall become effective only when the Bankruptcy Court enters an order substantially in the form attached hereto as Exhibit “B” and incorporated herein by this reference (the ”Release Order”), which Release Order shall have become a final, non-appealable order, approving this Agreement.
Voluntary Settlement. The Parties to this Agreement acknowledge and agree that each of them is entering into this Release freely and voluntarily and not acting under any misapprehension as to the effect hereof, and has acted and does hereby act freely and voluntarily and not under any coercion or duress.
No Mistake of Fact or Law. In entering into this Release, the Debtors and the Committee recognize that no facts or representations are ever absolutely certain; accordingly, the Debtors assume the risk of any mistake, and if the Debtors or the Committee should subsequently discover that any understanding of the facts or of the law was incorrect, the Debtors and the Committee understand and expressly agree that they shall not be entitled to set aside this Release by reason thereof, regardless of any mistake of fact or law.
No Admission of Liability or Against Interest. It is understood and agreed that the acceptance of delivery of this Release by the Releasees shall not be deemed or construed as an admission of liability by any Releasees, and each such party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the within Release. Furthermore, nothing contained in this Release or negotiations and communications leading up to it shall be construed as admissions against the interest of any of the Releasees.
Miscellaneous.
a.This Release will be binding upon the Debtors and their respective successors, heirs, devisees, executors, affiliates, representatives, assigns, officers, and agents,

01:13642963.4

including without limitation, any chapter 11 or chapter 7 trustee appointed in the Bankruptcy Case for the benefit of the Releasees. The commitments of the Committee to support this Release shall be binding upon the Debtors and their respective successors, heirs, devisees, executors, affiliates, representatives, assigns, officers, and agents.
b.The headings of all sections of this Release are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.
c.To the extent that performance is to be governed by time, time shall be deemed to be of the essence hereof.
d.This Release is to be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and where state law is implicated, the laws of the State of California shall govern. The Bankruptcy Court shall retain exclusive jurisdiction to enforce the provisions of this Release.
e.This Release may be executed and delivered in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same Release. This Release may also be executed by facsimile followed by delivery of the original executed Release.
f.The Debtors and the Committee hereby each agree, represent, and warrant that they have had advice of counsel of their own choosing in negotiations for and the preparation of this Release, that each has read this Release or has had the same read to it by its counsel, that it has had this Release fully explained by such counsel, and that it is fully aware of the Release’s content and legal effect. This Release may be pleaded as a full and complete defense to or be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of this Release. The Debtors and the Committee expressly agree that the customary rule of contract interpretation to the effect that ambiguities are to be construed or resolved against the drafting party shall not be employed in the interpretation or construction of this Release.
g.The Debtors and the Committee each authorize their proposed bankruptcy counsel to execute this Release on their behalf.
h.Each Party hereto shall bear all of its respective costs and expenses, including attorneys’ fees, incurred in connection with all matters discussed herein and in the preparation, negotiation, execution and required Bankruptcy Court approval of this Release. In the event that it becomes necessary for any Party to this Release to take any action to interpret or enforce this Release, or any of its terms, and any Party thereafter incurs costs (including attorneys’ fees) as a result thereof, the prevailing Party in such dispute shall be entitled, in addition to any judgment or award, to an award for all costs incurred (including reasonable attorneys’ fees). The prevailing Party shall further be entitled to an award of reasonable attorneys’ fees and related costs in connection with enforcement of any judgment, including enforcement following any appeal.

01:13642963.4

IN WITNESS WHEREOF, the Parties have executed this Release as of the day and year first above written.
GIBSON, DUNN & CRUTCHER LLP
By:    ___________________________________
Name:
Title:
Counsel to the Debtors and Debtors in Possession
ANDREWS KURTH LLP
By:    ___________________________________
Name:
Title:
Counsel to the Official Committee of Unsecured Creditors
JASON KAY

By:	___________________________________ Jason Kay, an individual
JASON RUBIN

By:	___________________________________ Jason Rubin, an individual

01:13642963.4
5

Exhibit A
The Releasees

Last name	First name	Position Title
Schiek-Stupinski	Therese	SVP, Americas Publishing
Hunt	Albert	VP, Internal Audit
Muller	Mark	VP, IT
Kraff	Kevin	VP, Global Brand Management
Farrell	Brian	As CEO, not as director
Moravek	Ronald	EVP, Production
Buchanan	John	VP, Technology
Kadekian	Sandra	VP, Global Tax
Kaufman	Edward	EVP, Business & Legal Affairs & Crp Sec.
Villarreal	Ronald	VP, Finance
Anderson	David	VP, Business & Legal Affairs
Williams	David	SVP, Marketing
Curran	Ian	EVP, Global Publishing
Charvat	Jeffrey	VP, Production
Okum	Ryan	VP, Interactive Marketing
Ratcliffe	Sean	VP, Global Brand Management
Kay	Jason	Chief Strategy Officer
Rubin	Jason	President
Gwiazda	Christopher	SVP, Finance & Strategy
Pickford	Daniel	SVP, Online & Infrastructure

01:13642963.4
Exhibit A

EXHIBIT 2
Excluded Causes of Action

01:13642963.4
Exhibit 2

EXHIBIT 3
Derivative Actions
In re THQ Inc. Derivative Shareholder Litigation, Case No. BC491179, Los Angeles County Superior Court (Hine v. Farrell, et al., Case No. BC491179; Dey v. Farrell, et al., Case No. LC098627).
Kaplan v. Farrell, et al., Case No. 2:12-cv-08182-GAF-JEM, United States District Court for the Central District of California.
Zaghian v. THQ Inc., et al., Case No. 2:12-cv-05227-GAF-JEM, United States District Court for the Central District of California.

01:13642963.4
Exhibit 3